UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Pursuant to §240.14a-12

AURORA INNOVATION, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒    No fee required.
☐    Fee paid previously with preliminary materials.
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

1654 Smallman Street
Pittsburgh, Pennsylvania 15222
(888) 583-9506
April 6, 2023
Dear Fellow Stockholders:
We are pleased to invite you to attend the annual meeting of stockholders of Aurora Innovation, Inc., to be held on May 26, 2023 at 10:00 a.m., Pacific Time. The 2023 annual meeting will be conducted virtually via live audio webcast. You will be able to attend the annual meeting virtually by visiting www.virtualshareholdermeeting.com/AUR2023.
The attached formal meeting notice and proxy statement contain details of the business to be conducted at the annual meeting.
Your vote is important. Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the annual meeting. Therefore, we urge you to vote and submit your proxy promptly via the Internet, telephone or mail.
On behalf of our Board of Directors, we would like to express our appreciation for your continued support of and interest in Aurora.
Sincerely,
Chris Urmson
Co-Founder, Chief Executive Officer and Chairman

AURORA INNOVATION, INC.
1654 Smallman Street
Pittsburgh, Pennsylvania 15222
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	10:00 a.m., Pacific Time, on May 26, 2023
Virtual Location
The annual meeting will be conducted virtually via live audio webcast. You will be able to attend the annual meeting virtually by visiting www.virtualshareholdermeeting.com/AUR2023, where you will be able to listen to the meeting live, submit questions and vote online during the meeting. You will need to have your 16-digit control number included on your proxy card or the instructions that accompanied your proxy materials in order to join the annual meeting.

Items of Business
•To elect Gloria Boyland, Dara Khosrowshahi and Michelangelo Volpi as Class II directors to hold office until our 2026 annual meeting of stockholders and until their respective successors are elected and qualified.
•To approve the amendment of our 2021 Equity Incentive Plan to increase the number of shares reserved for issuance by 150,000,000 shares.
•To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023.
•To transact other business that may properly come before the annual meeting or any adjournments or postponements thereof.

Record Date
March 30, 2023
Only stockholders of record as of March 30, 2023 are entitled to notice of and to vote at the annual meeting.
A list of stockholders of record will be available for inspection by stockholders of record during normal business hours for ten days prior to the annual meeting for any legally valid purpose at our corporate headquarters at 1654 Smallman Street, Pittsburgh, Pennsylvania 15222. For access to the stockholder list, please contact us at notices@aurora.tech. The stockholder list will also be available during the annual meeting at www.virtualshareholdermeeting.com/AUR2023.

Availability of Proxy Materials
The Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement, notice of annual meeting, form of proxy and our annual report, is first being sent or given on or about April 6, 2023 to all stockholders entitled to vote at the annual meeting.
The proxy materials and our annual report can be accessed as of April 6, 2023 by visiting www.proxyvote.com.

Voting	Your vote is important. Whether or not you plan to attend the annual meeting, we urge you to submit your proxy or voting instructions via the Internet, telephone or mail as soon as possible.

By order of the Board of Directors,

Nolan Shenai
General Counsel
Pittsburgh, Pennsylvania
April 6, 2023

-i-

-ii-

AURORA INNOVATION, INC.
PROXY STATEMENT
FOR 2023 ANNUAL MEETING OF STOCKHOLDERS
To be held at 10:00 a.m., Pacific Time, on May 26, 2023
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully.
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING
What is Aurora’s relationship to Reinvent Technology Partners Y?
The original Aurora Innovation, Inc., now named Aurora Operations, Inc. (together with Aurora Innovation Holdings, Inc., its immediate parent holding company, “Legacy Aurora”) was founded in 2017. On November 3, 2021, Legacy Aurora consummated a business combination (the “Business Combination”) with Reinvent Technology Partners Y, our legal predecessor and a special purpose acquisition company (“RTPY”), whereby Legacy Aurora became a wholly owned subsidiary of RTPY, and RTPY changed its name to Aurora Innovation, Inc., a Delaware corporation. As used in this proxy statement, references to “Aurora,” “the Company,” “we,” “us,” “our” and other similar terms refer to Legacy Aurora prior to the Business Combination and to Aurora Innovation, Inc. (formerly Reinvent Technology Partners Y) and its consolidated subsidiaries after giving effect to the Business Combination.
Why am I receiving these materials?
This proxy statement and the form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2023 annual meeting of stockholders of the Company and any postponements, adjournments or continuations thereof. The annual meeting will be held on May 26, 2023 at 10:00 a.m., Pacific Time. The annual meeting will be conducted virtually via live audio webcast. You will be able to attend the annual meeting virtually by visiting www.virtualshareholdermeeting.com/AUR2023, where you will be able to listen to the meeting live, submit questions and vote online during the meeting.
The Notice of Internet Availability of Proxy Materials, or Notice of Internet Availability, containing instructions on how to access this proxy statement, the accompanying notice of annual meeting and form of proxy, and our annual report, is first being sent or given on or about April 6, 2023 to all stockholders of record as of March 30, 2023. The proxy materials and our annual report can be accessed as of April 6, 2023 by visiting www.proxyvote.com. If you receive a Notice of Internet Availability, then you will not receive a printed copy of the proxy materials or our annual report in the mail unless you specifically request these materials. Instructions for requesting a printed copy of the proxy materials and our annual report are set forth in the Notice of Internet Availability.
What proposals will be voted on at the annual meeting?
The following proposals will be voted on at the annual meeting:
•the election of Gloria Boyland, Dara Khosrowshahi and Michelangelo Volpi as Class II directors to hold office until our 2026 annual meeting of stockholders and until their respective successors are elected and qualified;
•the amendment of our 2021 Equity Incentive Plan to increase the number of shares reserved for issuance by 150,000,000 shares; and

•the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023.
As of the date of this proxy statement, our management and board of directors were not aware of any other matters to be presented at the annual meeting.

How does the board of directors recommend that I vote on these proposals?
Our board of directors recommends that you vote your shares:
•“FOR” the election of Gloria Boyland, Dara Khosrowshahi and Michelangelo Volpi as Class II directors;
•“FOR” the amendment of our 2021 Equity Incentive Plan to increase the number of shares reserved for issuance by 150,000,000 shares; and
•“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023.
Who is entitled to vote at the annual meeting?
Holders of our Class A common stock and Class B common stock as of the close of business on March 30, 2023, the record date for the annual meeting, may vote at the annual meeting. As of the record date, there were 771,289,124 shares of our Class A common stock outstanding and 409,026,834 shares of our Class B common stock outstanding. Our Class A common stock and Class B common stock will vote as a single class on all matters described in this proxy statement for which your vote is being solicited. Stockholders are not permitted to cumulate votes with respect to the election of directors. Each share of Class A common stock is entitled to one vote on each matter properly brought before the annual meeting and each share of Class B common stock is entitled to ten votes on each matter properly brought before the annual meeting. Our Class A common stock and Class B common stock are collectively referred to in this proxy statement as our common stock.
Stockholders of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, then you are considered the stockholder of record with respect to those shares, and the Notice of Internet Availability was sent directly to you by us. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote on your own behalf at the annual meeting. Throughout this proxy statement, we refer to these holders as “stockholders of record.”
Street Name Stockholders. If your shares are held in a brokerage account or by a broker, bank or other nominee, then you are considered the beneficial owner of shares held in street name, and the Notice of Internet Availability was forwarded to you by your broker, bank or other nominee, which is considered the stockholder of record with respect to those shares. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares held in your account by following the instructions that your broker, bank or other nominee sent to you. Beneficial holders who did not receive a 16-digit control number from their broker, bank or other nominee, who wish to attend the meeting should follow the instructions from their broker, bank or other nominee, including any requirement to obtain a legal proxy. Throughout this proxy statement, we refer to these holders as “street name stockholders.”
Is there a list of registered stockholders entitled to vote at the annual meeting?
A list of stockholders of record will be available for inspection by stockholders of record during normal business hours for ten days prior to the annual meeting for any legally valid purpose at our corporate headquarters at 1654 Smallman Street, Pittsburgh, Pennsylvania 15222. For access to the stockholder list, please contact us at notices@aurora.tech. The stockholder list will also be available during the annual meeting at www.virtualshareholdermeeting.com/AUR2023.
Which proposals are considered “routine” or “non-routine”?
Proposal 3, the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023, is considered a “routine” proposal. Proposal 1, the election of Gloria Boyland, Dara Khosrowshahi and Michelangelo Volpi as Class II directors, and Proposal 2, the amendment of our 2021 Equity Incentive Plan to increase the number of shares reserved for issuance, are considered “non-routine”, and if you do not provide voting instructions, your shares will be treated as broker non-votes and, therefore, will have no effect on such proposals, other than having the practical effect of reducing the number of affirmative votes required to achieve a majority for each of such proposals by reducing the total number of shares from which the majority is calculated.

How many votes are needed for approval of each proposal?
•Proposal No. 1: Each director is elected by a plurality of the voting power of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors. A plurality means that the nominees with the largest number of FOR votes are elected as directors. You may (1) vote FOR the election of each of the director nominees named herein or (2) WITHHOLD authority to vote for each such director nominee. Because the outcome of this proposal will be determined by a plurality vote, any shares not voted FOR a particular nominee, whether as a result of choosing to WITHHOLD authority to vote or a broker non-vote, will have no effect on the outcome of the election.
•Proposal No. 2: The approval of the amendment to the 2021 Equity Incentive Plan requires the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the annual meeting and entitled to vote thereon. You may vote FOR or AGAINST this proposal, or you may indicate that you wish to ABSTAIN from voting on this proposal. Abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against this proposal, i.e., will have the same effect as a vote AGAINST this proposal. Thus, if you hold your shares in street name and you do not instruct your broker how to vote with regard to Proposal 2, no votes will be cast on your behalf on this proposal, but your proxy will be counted for the purpose of establishing a quorum.
•Proposal No. 3: The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023 requires the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the annual meeting and entitled to vote thereon. You may vote FOR or AGAINST this proposal, or you may indicate that you wish to ABSTAIN from voting on this proposal. Abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against this proposal, i.e., will have the same effect as a vote AGAINST this proposal. Because this is a routine proposal, we do not expect any broker non-votes on this proposal.
Do the Company’s directors and officers have an interest in any of the matters to be acted upon at the annual meeting?
Members of our board of directors have an interest in Proposal 1, the election of the three director nominees to the board of directors as set forth herein, as each of the nominees is currently a member of the board of directors. Members of the board of directors and our executive officers have an interest in Proposal 2, the approval of the amendment to the 2021 Equity Incentive Plan, as they are eligible for awards under the 2021 Equity Incentive Plan. Members of the board of directors and our executive officers do not have any interest in Proposal 3, the ratification of the appointment of our independent registered public accounting firm.
What is the quorum requirement for the annual meeting?
A quorum is the minimum number of shares required to be present or represented at the annual meeting for the meeting to be properly held under our bylaws and Delaware law. The presence, in person or by proxy, of a majority of the voting power of our capital stock issued and outstanding and entitled to vote will constitute a quorum to transact business at the annual meeting. Abstentions, choosing to withhold authority to vote and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. If there is no quorum, the chairperson of the meeting may adjourn the meeting to another time or place.
What is the difference between holding shares as a record holder and as a beneficial owner (holding shares in street name)?
If your shares are registered in your name with our transfer agent, American Stock Transfer & Trust Company, you are the “record holder” of those shares. If you are a record holder, the Notice of Internet Availability has been provided directly to you by the Company.
If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, the Notice of Internet Availability was forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As the beneficial owner, you have the right to instruct this organization on how to vote your shares. Because you are not the stockholder of record, you may not vote your shares electronically during the annual meeting unless you request and obtain a valid proxy issued in your name from the broker, bank or other nominee considered the stockholder of record of the shares.
How do I vote and what are the voting deadlines?
Stockholders of Record. If you are a stockholder of record, you may vote in one of the following ways:
•by Internet at www.proxyvote.com, 24 hours a day, 7 days a week, until 11:59 p.m., Eastern Time, on May 25, 2023 (have your Notice of Internet Availability or proxy card in hand when you visit the website);
•by toll-free telephone at (800) 690-6903, 24 hours a day, 7 days a week, until 11:59 p.m., Eastern Time, on May 25, 2023 (have your Notice of Internet Availability or proxy card in hand when you call);
•by completing, signing and mailing your proxy card, which must be received prior to the annual meeting; or
•by attending the virtual meeting by visiting www.virtualshareholdermeeting.com/AUR2023, where you may vote and submit questions during the Annual Meeting (have your Notice of Internet Availability or proxy card in hand when you visit the website).
Street Name Stockholders.  If you are a street name stockholder and did not receive a 16-digit control number from your broker, bank or other nominee for you to vote your own shares, then you will receive voting instructions from your broker, bank or other nominee. You must follow these instructions, including any requirement to obtain a legal proxy, in order to instruct them on how to vote your shares. The availability of Internet and telephone voting options will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a street name stockholder who did not receive a 16-digit control number, then you may not vote your shares at the annual meeting unless you follow the voting instructions from your broker, bank or other nominee and obtain any legal proxy they may require.
What if I do not specify how my shares are to be voted or fail to provide timely directions to my broker, bank or other nominee?
Stockholders of Record. If you are a stockholder of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted:
•“FOR” the election of Gloria Boyland, Dara Khosrowshahi and Michelangelo Volpi as Class II directors;

•“FOR” the amendment of the 2021 Equity Incentive Plan to increase the number of shares reserved for issuance by 150,000,000 shares; and
•“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023.
In addition, if any other matters are properly brought before the annual meeting, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment.
Street Name Stockholders. Brokers, banks and other nominees holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank or other nominee will have discretion to vote your shares on our sole routine matter: the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023. Your broker, bank or other nominee will not have discretion to vote on any other proposals, which are considered non-routine matters, absent direction from you. In the event that your broker, bank or other nominee votes your shares on our sole routine matter, but is not able to vote your shares on the non-routine matters, then those shares will be treated as broker non-votes with respect to the non-routine proposals. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your shares are counted on each of the proposals.

Can I change my vote or revoke my proxy?
Stockholders of Record. If you are a stockholder of record, you can change your vote or revoke your proxy before the annual meeting by:
•entering a new vote by Internet or telephone (subject to the applicable deadlines for each method as set forth above);
•completing and returning a later-dated proxy card, which must be received prior to the annual meeting;
•delivering a written notice of revocation to Aurora Innovation, Inc., 1654 Smallman Street, Pittsburgh, Pennsylvania 15222, Attention: Legal Department, which must be received prior to the annual meeting; or
•attending and voting at the annual meeting (although attendance at the annual meeting will not, by itself, revoke a proxy).
Street Name Stockholders. If you are a street name stockholder, then your broker, bank or other nominee can provide you with instructions on how to change or revoke your proxy.
Will I be able to participate in the virtual annual meeting on the same basis on which I would be able to participate in a live annual meeting?
Our annual meeting will be held in a virtual meeting format only and will be conducted via live audio webcast. The online meeting format for our annual meeting will enable full and equal participation by all our stockholders from any place in the world at little to no cost.
We designed the format of our virtual annual meeting to ensure that our stockholders who attend our annual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance stockholder access, participation and communication through online tools. We plan to take the following steps to provide for such an experience:
•providing stockholders with the ability to submit appropriate questions up to 15 minutes in advance of the meeting;
•providing stockholders with the ability to submit appropriate questions real-time via the meeting website, limiting questions to one per stockholder unless time otherwise permits; and
•answering as many questions submitted in accordance with the meeting rules of conduct as appropriate in the time allotted for the meeting.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our board of directors. Richard Tame, our Chief Financial Officer, and Nolan Shenai, our General Counsel, and each of them, with full power of substitution and re-substitution, have been designated as proxy holder for the annual meeting by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the annual meeting in accordance with the instructions of the stockholder. If the proxy is dated and signed, but no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors on the proposals as described above. If any other matters are properly brought before the annual meeting, then the proxy holders will use their own judgment to determine how to vote your shares. If the annual meeting is postponed or adjourned, then the proxy holder can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.
Who will count the votes?
A representative of Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspector of election.

How can I contact Aurora’s transfer agent?
You may contact our transfer agent, American Stock Transfer & Trust Company, by telephone at (800) 937-5449, or by writing American Stock Transfer & Trust Company, at 6201 15th Avenue, Brooklyn, New York 11219. You may also access instructions with respect to certain stockholder matters (e.g., change of address) via the Internet at www.astfinancial.com.
How are proxies solicited for the annual meeting and who is paying for such solicitation?
Our board of directors is soliciting proxies for use at the annual meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communications or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation.
Where can I find the voting results of the annual meeting?
We will disclose voting results on a Current Report on Form 8-K that we will file with the U.S. Securities and Exchange Commission (the “SEC”), within four business days after the meeting. If final voting results are not available to us in time to file a Form 8-K, we will file a Form 8-K to publish preliminary results and will provide the final results in an amendment to the Form 8-K as soon as they become available.
Why did I receive a Notice of Internet Availability instead of a full set of proxy materials?
In accordance with the rules of the SEC we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability instead of a paper copy of the proxy materials. The Notice of Internet Availability contains instructions on how to access our proxy materials on the Internet, how to vote on the proposals, how to request printed copies of the proxy materials and our annual report, and how to request to receive all future proxy materials in printed form by mail or electronically by e-mail. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce our costs and the environmental impact of our annual meetings.
What does it mean if I receive more than one Notice of Internet Availability or more than one set of printed proxy materials?
If you receive more than one Notice of Internet Availability or more than one set of printed proxy materials, then your shares may be registered in more than one name and/or are registered in different accounts. Please follow the voting instructions on each Notice of Internet Availability or each set of printed proxy materials, as applicable, to ensure that all of your shares are voted.
I share an address with another stockholder, and we received only one copy of the Notice of Internet Availability or proxy statement and annual report. How may I obtain an additional copy of the Notice of Internet Availability or proxy statement and annual report?
We have adopted a procedure approved by the SEC called “householding,” under which we can deliver a single copy of the Notice of Internet Availability and, if applicable, the proxy statement and annual report, to multiple stockholders who share the same address unless we receive contrary instructions from one or more stockholders. This procedure reduces our printing and mailing costs. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice of Internet Availability and, if applicable, the proxy statement and annual report, to any stockholder at a shared address to which we delivered a single copy of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s Notice of Internet Availability or proxy statement and annual report, as applicable, you may contact us as follows:
Aurora Innovation, Inc.

Attention: Investor Relations
1654 Smallman Street
Pittsburgh, Pennsylvania 15222
Tel: (888) 583-9506
Street name stockholders may contact their broker, bank or other nominee to request information about householding.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Composition of the Board
Aurora’s business and affairs are managed under the direction of the board of directors. The board of directors currently consists of eight directors, five of whom are independent under the listing standards of The Nasdaq Stock Market LLC, or Nasdaq. The number of directors is fixed by the board of directors, subject to the terms of our amended and restated certificate of incorporation and amended and restated bylaws. Each of our directors will continue to serve as a director until the election and qualification of his or her successor, or until his or her earlier death, resignation or removal.
Our board of directors is divided into three classes with staggered three-year terms. Only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Thus, at each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring.
The following table sets forth the names, ages as of March 15, 2023, and certain other information for each of our directors and director nominees:

Name	Class	Age	Position(s)	Director Since	Current Term Expires	Expiration of Term for Which Nominated
Nominees for Director
Gloria Boyland	II	62	Director	March 2023	2023	2026
Dara Khosrowshahi(3)	II	53	Director	January 2021	2023	2026
Michelangelo Volpi(1)(2)	II	56	Director	January 2018	2023	2026

Continuing Directors
Chris Urmson	I	46	Chief Executive Officer, Co-Founder and Chairman	March 2017	2025	—
Sterling Anderson	I	39	Chief Product Officer, Co-Founder and Director	January 2018	2025	—
Brittany Bagley(1)(2)	III	39	Director	July 2021	2024	—
Reid Hoffman(3)	III	55	Director	January 2018	2024	—
Claire Hughes Johnson(1)(2)	III	50	Director	January 2022	2024	—
______________________________
(1)Member of audit committee
(2)Member of compensation committee
(3)Member of nominating and corporate governance committee
Nominees for Director

Gloria Boyland. Ms. Boyland currently serves as a director on our board. Ms. Boyland is a retired senior executive of FedEx Corporation (“FedEx”), where she served in various leadership positions between 2004 to 2020, including as Corporate Vice President, Operations & Service Support and Vice President, Service Experience Leadership beginning in 2016. While at FedEx, Ms. Boyland led operational initiatives in electro mobility, network and fleet automation, customer experience improvements and advancing new service offerings. Prior to her tenure at FedEx, Ms. Boyland held various leadership positions at General Electric Company from 1992 to 2004, including as General Manager, GE Fleet and Six Sigma Enterprise Quality Leader, GE Auto Finance Services. Earlier in her career, Ms. Boyland served as legal counsel for AXA Financial from 1986 to 1992. Ms. Boyland currently serves on the boards of directors of Vontier Corporation and United Natural Foods, Inc., and previously served as a member of the boards of Chesapeake Energy Corporation and UMRF Ventures, Inc. In 2016, Ms. Boyland was appointed to the U.S. Department of Transportation's Advisory Committee on Automation in Transportation. Ms. Boyland also served as a strategic advisor to the Company from 2020 to 2021. Ms. Boyland holds a B.A. in Psychology and Business from Eckerd College, a J.D. from the University of Pennsylvania and an MBA from Duke University’s Fuqua School of Business.

We believe Ms. Boyland is qualified to serve on our board of directors because of her operational and leadership experience in the transportation and logistics industry.

Dara Khosrowshahi. Mr. Khosrowshahi currently serves as a director on our Board. Mr. Khosrowshahi has served as the Chief Executive Officer of Uber and as a member of Uber’s board of directors since September 2017. Prior to joining Uber, Mr. Khosrowshahi served as President and Chief Executive Officer of Expedia, Inc., an online travel company, from August 2005 to August 2017. From August 1998 to August 2005, Mr. Khosrowshahi served in several senior management roles at IAC/InterActiveCorp, a media and internet company, including Chief Executive Officer of IAC Travel, a division of IAC/InterActiveCorp, from January 2005 to August 2005, Executive Vice President and Chief Financial Officer of IAC/InterActiveCorp from January 2002 to January 2005, and as IAC/InterActiveCorp’s Executive Vice President, Operations and Strategic Planning, from July 2000 to January 2002. Mr. Khosrowshahi worked at Allen & Company LLC from 1991 to 1998, where he served as Vice President from 1995 to 1998. Mr. Khosrowshahi currently serves on the board of directors of Expedia Group. Mr. Khosrowshahi previously served as a member of the supervisory board of trivago, N.V., a global hotel search company, from December 2016 to September 2017, and previously served on the board of directors for the following companies: The New York Times Company, a news and media company, from May 2015 to September 2017, and TripAdvisor, Inc., an online travel company, from December 2011 to February 2013. Mr. Khosrowshahi holds a B.S. from Brown University.
We believe Mr. Khosrowshahi is qualified to serve on our board of directors because of his operational and leadership experience in the technology industry and knowledge of the mobility space.
Michelangelo Volpi. Mr. Volpi currently serves as a director on our Board. Mr. Volpi has served as General Partner at Index Ventures since July 2009. Mr. Volpi joined Index to help establish the firm’s San Francisco office. He invests primarily in infrastructure, open-source, and artificial intelligence companies. Mr. Volpi is currently serving on the boards of Arthur AI, Inc., Cockroach Labs, Inc., Cohere Inc., Confluent, Inc., Covariant, Inc., Hebbia, Inc., Kong Inc., Sonos, Inc., Starburst Data, Inc., Temporal Technologies Inc., and Wealthfront Corporation, among others. He was previously a director of Blue Bottle Coffee, Inc., Elastic N.V., Fiat Chrysler Automobiles N.V., Hortonworks, Inc., and Zuora, Inc. Mr. Volpi held several executive positions prior to Index, including Chief Strategy Officer and SVP/GM of Cisco’s routing business. While at Cisco, he managed a P&L in excess of $10 billion in revenues, and his team was responsible for the acquisition of over 70 companies, some of which were multi-billion dollar deals. Mr. Volpi has a B.S. in mechanical engineering and an M.S. in manufacturing systems engineering from Stanford, and an M.B.A. from the Stanford Graduate School of Business. He currently serves on the Global Advisory Board of Stanford’s Knight Hennessy Scholars program.
We believe Mr. Volpi is qualified to serve as a member of our board of directors due to his extensive experience in senior leadership positions at technology and other companies.
Continuing Directors
Chris Urmson. Mr. Urmson is a co-founder of Aurora and has served as Chief Executive Officer and a director on the Board at Aurora since its formation in 2017. Prior to founding Aurora, Mr. Urmson helped build Google’s self-driving program from 2009 to 2016 and served as Chief Technology Officer of the group. Mr. Urmson has over 15 years of experience leading automated vehicle programs. He was the Director of Technology for Carnegie Mellon’s DARPA Grand and Urban Challenge Teams, which placed second and third in 2005, and first in 2007. Mr. Urmson earned his Ph.D. in Robotics from Carnegie Mellon University and his BEng in Computer Engineering from the University of Manitoba. Mr. Urmson currently serves on Carnegie Mellon’s School of Computer Science Dean’s Advisory Board. Mr. Urmson also currently serves on the board of directors for Edge Case Research, a company working to assure the safety of autonomous systems for real world deployment. Additionally, he is on the Veoneer Technical Advisory Board, and the Shell New Energies External Advisory Board. Mr. Urmson has authored over 50 publications and is a prolific inventor.
We believe Mr. Urmson is qualified to serve on our board of directors, given his extensive technical and leadership experience in the self-driving sector, and the unique perspective he brings as one of Aurora’s co-founders and current Chief Executive Officer.
Sterling Anderson. Mr. Anderson is a co-founder of Aurora and has served as its Chief Product Officer and a director on its Board since its formation in 2017. Mr. Anderson has spent over 13 years leading advanced vehicle programs. Prior to founding Aurora, Mr. Anderson led the design, development, and launch of the award-winning Tesla Model X, and led the team that delivered Tesla Autopilot. In the late 2000s, he developed MIT’s Intelligent Co-Pilot, a shared autonomy framework that paved the way for broad advances in cooperative control of human-machine systems. Mr. Anderson holds multiple patents and over a dozen publications in autonomous vehicle systems, and an MS and PhD from MIT.

We believe Mr. Anderson is qualified to serve on our board of directors because of his deep experience in the self-driving industry, strong technical knowledge, and the unique perspective he brings as a co-founder of Aurora.
Brittany Bagley. Ms. Bagley currently serves as a director on our Board. Ms. Bagley has served as the Chief Financial Officer and Chief Business Officer for Axon Enterprise, Inc. since September 2022. Before that, she served as Chief Financial Officer of Sonos, Inc. from April 2019 to August 2022, and served on their board of directors from September 2017 to April 2019 where she was chair of the Compensation Committee. From December 2017 to April 2019, Ms. Bagley served as a Managing Director of Kohlberg Kravis Roberts & Co. L.P. (together with its affiliates, “KKR”), a global investment firm, and previously served in other roles at KKR from July 2007 to December 2017. Prior to joining KKR, Ms. Bagley was an analyst at The Goldman Sachs Group, Inc., an investment banking firm. Ms. Bagley holds a B.A., Magna Cum Laude, from Brown University.
We believe Ms. Bagley is qualified to serve on our board of directors because of her financial knowledge and leadership experience in the technology industry.
Reid Hoffman. Mr. Hoffman currently serves as a director on our Board. Mr. Hoffman is a co-founding member of Reinvent Capital. He co-founded LinkedIn Corporation, served as its founding Chief Executive Officer, and served as its Executive Chairman until the company’s acquisition by Microsoft Corporation for $26.2 billion. Early in his career, he was Chief Operating Officer and Executive Vice President and served on the founding board of directors of PayPal Holdings, Inc. Mr. Hoffman is a Partner at Greylock Partners (joining Greylock in 2009), a leading Silicon Valley venture capital firm, where he focuses on investing in technology products that can reach hundreds of millions of people. He is also expected to serve as a board observer of Reinvent Technology Partners X upon the completion of its initial public offering. He also serves on the board of directors of Microsoft Corporation and Joby Aviation, Inc. and as a director or observer for a number of private companies including Blockstream, Coda, Convoy, Entrepreneur First, Nauto, and Neeva. Additionally, Mr. Hoffman serves on ten not-for-profit boards, including OpenAI, Kiva, Endeavor, CZ Biohub, Berggruen Institute, Research Bridge Partners, Lever for Change, New America, Transformation of the Human, and Opportunity @ Work. Mr. Hoffman also served on the Visiting Committee of the MIT Media Lab. Over the years, Mr. Hoffman has made early investments in over 100 technology companies, including companies such as Facebook, Ironport, and Zynga. He is the co-author of Blitzscaling: The Lightning-Fast Path to Building Massively Valuable Companies and two New York Times best-selling books: The Start-up of You and The Alliance. He also hosts the podcast Masters of Scale. Mr. Hoffman earned a master’s degree in philosophy from Oxford University, where he was a Marshall Scholar, and a bachelor’s degree with distinction in symbolic systems from Stanford University. Mr. Hoffman has an honorary doctorate from Babson College and an honorary fellowship from Wolfson College, Oxford University. Mr. Hoffman has received a number of awards, including the Salute to Greatness from the Martin Luther King Center.
We believe Mr. Hoffman is qualified to serve on our board of directors because of his extensive leadership and investing experience in the technology industry and knowledge of high-growth companies.
Claire Hughes Johnson. Ms. Hughes Johnson has served as a director on our board of directors since January 2022. She currently serves as a corporate officer and advisor for the global financial technology company Stripe, where she has spent the last 7 years on the executive team. Ms. Hughes Johnson served as Chief Operating Officer at Stripe from October 2014 to April 2021, where she helped Stripe grow from under 200 employees to more than 5,000 and from 10s of millions in revenue to billions. At various times, she led business operations, sales, marketing, customer support, risk and all of the people functions, including workplace and real estate. Ms. Hughes Johnson also currently serves on the boards of directors of the customer relationship management platform HubSpot, the renewable energy company Ameresco, and the multi-platform magazine The Atlantic. Prior to joining Stripe, Ms. Hughes Johnson spent ten years at Google, leading various business teams including the launch and operations of Gmail and Google Apps. She was also the Vice President responsible for Adwords mid-market revenue globally, Google Offers sales, product and engineering and the business, operations and product teams of their self-driving car project. Ms. Hughes Johnson earned a bachelor’s degree with honors from Brown University and an M.B.A. from the Yale School of Management. She has previously served on the board of Hallmark Cards, Inc. and is also a trustee and President of the board of the K-12 independent school Milton Academy.
We believe Ms. Hughes Johnson is qualified to serve on our board of directors because of her operational and leadership experience in the technology industry.

Director Independence
Our Class A common stock is listed on Nasdaq. As a company listed on Nasdaq, we are required under Nasdaq listing rules to maintain a board comprised of a majority of independent directors as determined affirmatively by our board. Under Nasdaq listing rules, a director will only qualify as an independent director if, in the opinion of that listed company’s board of directors, the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, the Nasdaq listing rules require that, subject to specified exceptions, each member of our audit, compensation and nominating and corporate governance committees be independent.
Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and Nasdaq listing rules applicable to audit committee members. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and Nasdaq listing rules applicable to compensation committee members.
Our board of directors has undertaken a review of the independence of each of our directors. Based on information provided by each director concerning his or her background, employment and affiliations, our board of directors has determined that Mr. Hoffman, Mr. Khosrowshahi, Mr. Volpi, Ms. Bagley and Ms. Hughes Johnson, representing five of our eight directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under the listing standards of Nasdaq. Chris Urmson is not considered an independent director because of such person’s position as our Chief Executive Officer. Sterling Anderson is not considered an independent director because of such person’s position as our Chief Product Officer. Gloria Boyland is not considered an independent director because of certain historical payments made to such person in her capacity as advisor to the Company.
In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances that our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Related Person Transactions.”
There are no family relationships among any of our directors, director nominees or executive officers.
Board Leadership Structure
Mr. Urmson serves as our Chief Executive Officer and Chairman. We believe that Mr. Urmson’s combined role enables strong leadership, creates clear accountability and enhances our ability to communicate our message and strategy clearly and consistently to our stockholders. As one of our founders, Mr. Urmson has extensive knowledge of all aspects of our business, industry and our products, and is best positioned to identify strategic priorities, lead critical discussions and execute our business plans. As a major shareholder, Mr. Urmson is also invested in our long-term success. Moreover, we believe that the combined role is both counterbalanced and enhanced with effective oversight by our independent directors and strong independent board committee system. Currently, we do not have a lead independent director, but as a result of our board’s committee system and it being composed of a majority of independent directors, our board maintains effective oversight of our business operations, including independent oversight of our financial statements, executive compensation, selection of director candidates and corporate governance programs. Accordingly, we believe that our current leadership structure is appropriate and enhances the board’s ability to effectively carry out its roles and responsibilities on behalf of our stockholders.
Role of Board in Risk Oversight Process
Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance and reputational. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of risks the company faces, while our board of directors, as a whole and assisted by its committees, has responsibility for the oversight of risk management. Our board reviews strategic and operational risk in the context of discussions, question and answer sessions, and reports from the management team at each regular board meeting, receives reports on all significant committee activities at each regular board meeting, and evaluates the risks inherent in significant transactions.

In addition, our board has tasked designated standing committees with oversight of certain categories of risk management. Our audit committee assists our board in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, legal and regulatory compliance, and also, among other things, discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. Our compensation committee assesses risks relating to our executive compensation plans and arrangements, and whether our compensation policies and programs have the potential to encourage excessive risk taking. Our nominating and corporate governance committee assesses risks relating to our corporate governance practices, the independence of the board and potential conflicts of interest.
Our board of directors believes its current leadership structure supports the risk oversight function of the board.
Corporate Social Responsibility
Achieving our mission—delivering the benefits of self-driving technology safely, quickly, and broadly—is how we aim to make a positive impact in communities. We strive to revolutionize transportation by making roads safer, helping goods to more efficiently reach those who need them, reducing greenhouse gas emissions, providing better services for people who currently have difficulty accessing transportation, and freeing up time during commutes.

Aurora remains deeply committed to the communities in which we have a presence - partnering with educational institutions and community based organizations to educate on the benefits of self-driving technology - investing in programs that address community workforce needs while strengthening the pipeline of diverse talent to fuel key business needs. A key example of these efforts is the novel, widely acknowledged partnership Aurora has facilitated with Pittsburgh Technical College, which now offers an industry-aligned program to prepare technicians for key jobs.
Diversity and Inclusion
We are committed to diversity and inclusion. One of our core values — Celebrate our Diversity — is based on bringing together diverse backgrounds and perspectives. We celebrate the diversity of the people, experiences, and backgrounds that make up Aurora, and we encourage each other to speak up and share perspectives, respectfully and thoughtfully. We are building technology that will benefit all people and all communities, so we strive to foster and embrace diversity throughout our business and our teams to bring us closer to those we serve.
Sustainability
Fostering a sustainable environment is also important to us. Starting in 2019, we offset our estimated annual carbon emissions from our facilities, vehicles and air travel by purchasing carbon credits, and we expect to continue to do this in the future. Longer-term, we believe commercialization of our self-driving technology will contribute to a more sustainable future given the potential to materially reduce fuel consumption and greenhouse gas emissions. We believe that autonomous trucks have the potential to reduce fuel consumption and greenhouse gas emissions meaningfully through eco-driving, off-peak deployment, and capping peak speeds.
Board Committees
Our board of directors has established the following standing committees of the board: audit committee; compensation committee; and nominating and corporate governance committee. The composition and responsibilities of each of the committees of our board of directors is described below.
Audit Committee
Our audit committee consists of Brittany Bagley, Claire Hughes Johnson and Michelangelo Volpi. Our board of directors has determined that each of the members of the audit committee meets the requirements for independence under the rules and regulations of the SEC and the listing standards of Nasdaq applicable to audit committee members and also meets the financial literacy requirements of the listing standards of Nasdaq.
Brittany Bagley serves as the chair of the audit committee. Our board of directors has determined that Ms. Bagley qualifies as an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act. In making this determination, our board of directors considered Ms. Bagley’s formal education and previous experience in financial roles. Both our independent registered public accounting firm and management periodically meet privately with our audit committee.
Our audit committee is responsible for the following duties, among others:
•appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;
•discussing with our independent registered public accounting firm their independence from management;
•reviewing with our independent registered public accounting firm the scope and results of their audit;
•pre-approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
•overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;
•reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; and
•establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.
Our audit committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq. A copy of the charter of our audit committee is available on our website at ir.aurora.tech/corporate-governance.
Compensation Committee
Our compensation committee consists of Michelangelo Volpi, Brittany Bagley and Claire Hughes Johnson, with Michelangelo Volpi serving as chairperson. Our board of directors has determined that each member of the compensation committee meets the requirements for independence under the rules and regulations of the SEC and the listing standards of Nasdaq applicable to compensation committee members, and that each member of the compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act.
Our compensation committee is responsible for the following duties, among other things:
•reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating the performance of our Chief Executive Officer in light of these goals and objectives and setting or making recommendations to our board of directors regarding the compensation of our Chief Executive Officer;
•reviewing and setting or making recommendations to the board of directors regarding the compensation of our other executive officers;
•making recommendations to the board of directors regarding the compensation of our directors;
•reviewing and approving or making recommendations to the board of directors regarding our incentive compensation and equity-based plans and arrangements; and
•appointing and overseeing any compensation consultants.
Our compensation committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq. A copy of the charter of our compensation committee is available on our website at ir.aurora.tech/corporate-governance.

Nominating and Corporate Governance Committee
Our nominating and corporate governance committee consists of Reid Hoffman and Dara Khosrowshahi, with Reid Hoffman serving as chairperson. Our board of directors has determined that our nominating and corporate governance committee meets the requirements for independence under the listing standards of Nasdaq.
Our nominating and corporate governance committee is responsible for the following duties, among other things:
•identifying individuals qualified to become members of the board of directors, consistent with criteria approved by the board of directors;
•recommending to the board of directors the nominees for election to the board of directors at annual meetings of our stockholders;
•overseeing an evaluation of the board of directors and its committees; and
•developing and recommending to the board of directors a set of corporate governance guidelines.
Our nominating and corporate governance committee operates under a written charter that satisfies the applicable listing standards of Nasdaq. A copy of the charter of our nominating and corporate governance committee is available on our website at ir.aurora.tech/corporate-governance.
Attendance at Board and Stockholder Meetings
During our fiscal year ended December 31, 2022, the full board of directors met six times, the audit committee met eight times, the compensation committee met five times and the nominating and corporate governance committee met four times. Each director attended at least 75% of the aggregate of (1) the total number of meetings of the board of directors held during the period for which he or she has been a director and (2) the total number of meetings held by all committees on which he or she served during the periods that he or she served.
Although we do not have a formal policy regarding attendance by members of our board of directors at the annual meetings of stockholders, we strongly encourage, but do not require, directors to attend. At the time of our 2022 annual meeting of stockholders, our board of directors consisted of eight directors, of which seven directors attended the meeting.
Executive Sessions of Non-Employee Directors
To encourage and enhance communication among non-employee directors, and as required under applicable Nasdaq rules, our corporate governance guidelines provide that the non-employee directors will meet in executive sessions without management directors or management present on a periodic basis. In addition, if any of our non-employee directors are not independent directors, then our independent directors will also meet in executive session on a periodic basis.
Compensation Committee Interlocks and Insider Participation
During 2022, the members of our compensation committee were Michelangelo Volpi, Brittany Bagley, Reid Hoffman (from January 1, 2022 until October 31, 2022), and Claire Hughes Johnson (beginning October 31, 2022). None of the members of our compensation committee is or has been an officer or employee of our company. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more executive officers serving on our board of directors or compensation committee.
Considerations in Evaluating Director Nominees
Our nominating and corporate governance committee uses a variety of methods for identifying and evaluating potential director nominees. In its evaluation of director candidates, including the current directors eligible for re-election, our nominating and corporate governance committee will consider the current size and composition of our board of directors and the needs of our board of directors and the respective committees of our board of directors and other director qualifications. While our board has not established minimum qualifications for board members, some of the factors that our nominating and corporate governance committee considers in assessing director nominee qualifications include, without limitation, issues of character, professional ethics and integrity, judgment, business acumen and experience, proven achievement and competence in one’s field, the ability to exercise sound business judgment, tenure on the board and skills that are complementary to the board, an understanding of our business, an understanding of the responsibilities that are required of a member of the board, other time commitments and diversity, and with respect to diversity, such factors as race, ethnicity, gender, differences in professional background, age and geography, as well as other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on our board. Although our board of directors does not maintain a specific policy with respect to board diversity, our board of directors believes that the board should be a diverse body, and the nominating and corporate governance committee considers a broad range of perspectives, backgrounds and experiences.
If our nominating and corporate governance committee determines that an additional or replacement director is required, then the committee may take such measures as it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, board or management. In determining whether to recommend a director for reelection, our nominating and corporate governance committee also considers the director’s past attendance at meetings, participation in and contributions to the activities of the board and our business and other qualifications and characteristics set forth in the charter of our nominating and corporate governance committee.
After completing its review and evaluation of director candidates, our nominating and corporate governance committee recommends to our full board of directors the director nominees for selection. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors and our board of directors has the final authority in determining the selection of director candidates for nomination to our board.
Stockholder Recommendations and Nominations to our Board of Directors
Our nominating and corporate governance committee will consider recommendations and nominations for candidates to our board of directors from stockholders in the same manner as candidates recommended to the committee from other sources, so long as such recommendations and nominations comply with our certificate of incorporation and bylaws, all applicable company policies and all applicable laws, rules and regulations, including those promulgated by the SEC. Our nominating and corporate governance committee will evaluate such recommendations in accordance with its charter, our bylaws and corporate governance guidelines and the director nominee criteria described above.
Stockholders holding at least one percent of our fully diluted capitalization continuously for at least twelve months prior to the date of the submission may recommend director nominees for consideration by our nominating and corporate governance committee by writing to the Secretary of the Company. A stockholder that wants to recommend a candidate to our board of directors should direct the recommendation in writing by letter to our corporate secretary at Aurora Innovation, Inc., 1654 Smallman Street, Pittsburgh, Pennsylvania 15222, Attention: Secretary. Such recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and us and evidence of the recommending stockholder’s ownership of our capital stock. Such recommendation must also include a statement from the recommending stockholder in support of the candidate. Stockholder recommendations must be received by December 31st of the year prior to the year in which the recommended candidate(s) will be considered for nomination. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors.
Under our bylaws, stockholders may also directly nominate persons for our board of directors. Any nomination must comply with the requirements set forth in our bylaws and the rules and regulations of the SEC and should be sent in writing to our corporate secretary at the address above. To be timely for our 2024 annual meeting of stockholders, nominations must be received by our corporate secretary observing the deadlines discussed below under “Other Matters—Stockholder Proposals or Director Nominations for 2024 Annual Meeting.”
Communications with the Board of Directors
Stockholders and other interested parties wishing to communicate directly with our non-management directors, may do so by writing and sending the correspondence to our General Counsel by mail to our principal executive offices at Aurora Innovation, Inc., 1654 Smallman Street, Pittsburgh, Pennsylvania 15222, Attn: General Counsel. Our General Counsel, in consultation with appropriate directors as necessary, will review all incoming communications and screen for communications that (1) are solicitations for products and services, (2) relate to matters of a personal nature not relevant for our stockholders to act on or for our board to consider and (3) matters that are of a type that are improper or irrelevant to the functioning of our board or our business, for example, mass mailings, job inquiries and business solicitations. If appropriate, our General Counsel will route such communications to the appropriate director(s) or, if none is specified, then to the chairperson of the board or the lead independent director (if one is appointed). These policies and procedures do not apply to communications to non-management directors from our officers or directors who are stockholders or stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act.
Policy Prohibiting Hedging or Pledging of Securities
Under our insider trading policy, our employees, including our executive officers, and the members of our board of directors are prohibited from, directly or indirectly, among other things, (1) engaging in short sales, (2) trading in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities (other than stock options, restricted stock units and other compensatory awards issued to such individuals by us), (3) purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of equity securities granted to them by us as part of their compensation or held, directly or indirectly, by them, (4) pledging any of our securities as collateral for any loans and (5) holding our securities in a margin account.
Corporate Governance Guidelines and Code of Conduct and Ethics
Our board of directors has adopted corporate governance guidelines, which address, among other items, the qualifications and responsibilities of our directors and director candidates, the structure and composition of our board of directors and corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a code of conduct and ethics that applies to all of our directors, officers and employees, including our chief executive officer, chief financial officer and principal accounting officer, as well as company contractors, consultants, advisors and agents. The full text of our corporate governance guidelines and code of conduct and ethics are available on our website at ir.aurora.tech/corporate-governance/governance-documents. We will post amendments to our code of conduct and ethics on the same website, and will disclose any waivers of our code of conduct and ethics as required by law, regulation, or other applicable rule.
Director Compensation
Our compensation program for our non-employee directors consists of annual retainer fees and long-term equity awards (the “Outside Director Compensation Policy”). Our Outside Director Compensation Policy provides for the compensation of our non-employee directors for their service as director. The cash and equity components of our compensation policy for non-employee directors are set forth below:

Position	Annual Cash Retainer
Base Director Fee	$60,000
Additional Chairperson Fee
Chair of the Audit Committee	$25,000
Chair of the Compensation Committee	$20,000
Chair of the Nominating and Corporate Governance Committee	$10,000
Under our Outside Director Compensation Policy, each non-employee director upon first becoming a non-employee director automatically receives an initial award of restricted stock units having a value of $225,000 (the “Initial Award”). Non-employee directors who first became a non-employee director prior to the Registration Date (as defined below) were granted an Initial Award on the date of our first registration of shares on a Form S-8 Registration Statement (the “Registration Date”). The Initial Award will vest annually over three years, subject to continued service through each applicable vesting date. On the date of each annual meeting of our stockholders, each non-employee director automatically receives an annual restricted stock unit award having a value of $225,000, effective on the date of each annual meeting of stockholders (the “Annual Award”). The Annual Award vests on the earlier of one year following the grant date or the next annual meeting of stockholders, subject to continued service through the vesting date. All awards under the Outside Director Compensation Policy accelerate and vest upon a change in control.

Director Compensation for Fiscal 2022
The following table sets forth information regarding the total compensation awarded to, earned by or paid to our non-employee directors for their service on our board of directors, for the fiscal year ended December 31, 2022. Directors who are also our employees receive no additional compensation for their service as directors. During 2022, Mr. Urmson was an employee and executive officer of the Company, and Mr. Anderson was an employee of the Company, and therefore, Mr. Urmson and Mr. Anderson did not receive additional compensation for their service as directors. See “Executive Compensation” for additional information regarding Mr. Urmson’s compensation.

Name(1)	Fees Paid or Earned in Cash ($)	Stock Awards ($)	Total ($)
Brittany Bagley	85,000	199,250	284,250
Carl Eschenbach(2)	60,000	199,250	259,250
Reid Hoffman	70,000	199,250	269,250
Claire Hughes Johnson(3)	58,000	367,725	425,725
Dara Khosrowshahi(4)	—	—	—
Michelangelo Volpi(4)	—	—	—
______________________________
(1)Gloria Boyland joined our board of directors after December 31, 2022 and is intentionally omitted from this table.
(2)Mr. Eschenbach resigned from our board of directors effective March 13, 2023.
(3)Claire Hughes Johnson joined our board of directors on January 13, 2022.
(4)Declined compensation under the Outside Director Compensation Policy.
The following table lists all outstanding equity awards held by non-employee directors as of December 31, 2022:

Name	Number of Shares Underlying Outstanding Stock Awards
Brittany Bagley	142,540
Carl Eschenbach(1)	52,992
Reid Hoffman	52,992
Claire Hughes Johnson	95,429
______________________________
(1)Mr. Eschenbach resigned from our board of directors effective March 13, 2023.

PROPOSAL NO. 1:
ELECTION OF CLASS II DIRECTORS
Our board of directors currently consists of eight directors and is divided into three classes with staggered three-year terms. At the annual meeting, three Class II directors, Gloria Boyland, Dara Khosrowshahi and Michelangelo Volpi, will be elected for a three-year term to succeed the same class whose term is then expiring. Each director’s term continues until the expiration of the term for which such director was elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.
Nominees
Our nominating and corporate governance committee has recommended, and our board of directors has approved, Ms. Boyland, Mr. Khosrowshahi and Mr. Volpi as nominees for election as Class II directors at the annual meeting. If elected, each of Ms. Boyland, Mr. Khosrowshahi and Mr. Volpi will serve as a Class II director until the 2026 annual meeting of stockholders and until his or her respective successor is elected and qualified or until his or her earlier death, resignation or removal. For more information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”
Ms. Boyland, Mr. Khosrowshahi and Mr. Volpi have agreed to serve as directors if elected, and management has no reason to believe that they will be unavailable to serve. In the event a nominee is unable or declines to serve as a director at the time of the annual meeting, proxies will be voted for any nominee designated by the present board of directors to fill the vacancy.
Vote Required
Each director is elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Because the outcome of this proposal will be determined by a plurality vote, any shares not voted FOR a particular nominee, whether as a result of choosing to WITHHOLD authority to vote or a broker non-vote, will have no effect on the outcome of the election.
Board Recommendation
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

PROPOSAL NO. 2:
APPROVAL OF AMENDMENT TO
2021 EQUITY INCENTIVE PLAN

We are asking our stockholders to approve an amendment to our 2021 Equity Incentive Plan (the “2021 Plan”) to increase the number of shares of our common stock reserved for issuance under the 2021 Plan by 150,000,000 shares. Other than this increase, no changes have been made to the 2021 Plan.

Why Should Stockholders Vote to Approve the Amendment to the 2021 Plan?

The Amendment to the 2021 Plan Will Allow Us to Continue Attracting and Retaining the Best Talent

Our board of directors believes that our success depends on the ability to attract and retain the best available personnel for positions of substantial responsibility and that the ability to grant equity awards is crucial to recruiting and retaining the services of these individuals. In addition, our board of directors believes that equity awards provide additional incentive to our employees, directors, and consultants and promote our success. If stockholders do not approve the amendment to the 2021 Plan at the annual meeting, we may be unable to continue granting equity awards as needed, which could prevent us from successfully attracting and retaining the highly skilled talent we need.

The 2021 Plan Will No Longer Have Enough Shares Available for Grant

As of March 15, 2023, a total of 67,568,802 shares were available for issuance under the 2021 Plan. Under our current forecasts and taking into account our historical burn rates, we expect that the number of shares still available for grant under the 2021 Plan will not provide a sufficient number of shares to meet the needs of our equity compensation program within the next 18 months. As a result, we may not be able to issue equity to our employees, directors, and consultants in amounts that we believe are necessary to attract, retain, and motivate them unless our stockholders approve the amendment to the 2021 Plan.

This proposal seeks authorization of an increase of 150,000,000 shares. The number of shares under the amendment to the 2021 Plan for which we are seeking authorization represents approximately 12.7% of our outstanding shares as of March 15, 2023. The proposed increase of 150,000,000 shares is to the number of shares available for issuance and such shares may be subject to awards as the board of directors or our compensation committee determines over the next several years. If our stockholders approve this proposal, the addition of these shares to the 2021 Plan will not result in the immediate grant of these shares to employees and other service providers.

In proposing the share increase under the 2021 Plan, our compensation committee and our board of directors reviewed a forecast that considered (i) the remaining number of shares available for future grants under the 2021 Plan and (ii) forecasted future grants, with the future grant numbers determined based on assumptions about stock price and the competitive dollar value to be delivered to the grant recipient. Because we generally determine the size of equity awards to be granted based on the value of the award, if the stock price used to determine the number of shares subject to an award differs significantly from the stock price assumed in the forecast, our actual share usage will deviate significantly from our forecasted share usage. For example, if our stock price used to determine the number of shares subject to an award is lower than the stock price assumed in the forecast, we would need a larger number of hares than anticipated to deliver the same intended value to participants.

Long-Term Equity is a Key Component of our Compensation Philosophy

Our board of directors and compensation committee believe that we must offer a competitive equity incentive program if we are to continue to successfully attract and retain the best possible candidates for positions within Aurora. Our board of directors expects that the availability of additional shares under our 2021 Plan will be vital in continuing to attract, retain and reward high-caliber employees who are essential to our success and to provide incentives to these individuals to promote the success of Aurora, thereby aligning their interests with the interests of our stockholders.

The alternative to using equity for retention and incentive purposes would be to significantly increase cash compensation. We do not believe increasing cash compensation to make up for any shortfall in equity awards would be practical or advisable because, as a high-growth company, we believe that equity awards provide a more effective compensation vehicle than cash for attracting, retaining, and motivating our employees and that equity awards align employees and stockholder long-term interests with a reduced impact on cash flow.

Summary of the 2021 Plan

The following paragraphs provide a summary of the principal features of the 2021 Plan and its operation. However, this summary is not a complete description of all of the provisions of the 2021 Plan and is qualified in its entirety by the specific language of the 2021 Plan. A copy of the 2021 Plan reflecting the proposed amendment is attached as Appendix A to this proxy statement.

The purposes of the 2021 Plan are to attract and retain personnel for positions with Aurora and any of our parents or subsidiaries (such entities are referred to herein as the “company group”); to provide additional incentive to employees, directors, and consultants; and to promote the success of our business. These incentives will be provided through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, or performance awards as the Administrator (as defined in the 2021 Plan) may determine.

Eligibility

The 2021 Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the United States Internal Revenue Code of 1986, as amended (the “Code”), to our employees and any parent and subsidiary corporations’ employees, and for the grant of nonstatutory stock options, restricted stock, restricted stock units, stock appreciation rights, performance units, and performance shares to employees, consultants, and directors of Aurora and the company group. The actual number of individuals who will receive awards under the 2021 Plan cannot be determined in advance because the Administrator has the discretion to select the participants on the basis of their service to Aurora and the company group. As of March 15, 2023, we had approximately 1,967 service providers (including 1,746 employees who are not directors, two employee directors, six non-employee directors and 213 consultants). While consultants are eligible to participate pursuant to the terms of the 2021 Plan, the Company has not generally made equity grants to its consultants.

Authorized Shares

Subject to the adjustment provisions contained in the 2021 Plan and the evergreen provision described below, stockholders are being asked to approve an increase of 150,000,000 shares of common stock available for issuance under the 2021 Plan so that the maximum shares of common stock reserved for issuance is 385,668,219, plus any shares subject to stock awards from a predecessor plan that expire or otherwise terminate without having been exercised or issued in full or are forfeited to or repurchased by the Company (up to a maximum of 120,692,205 shares from a predecessor plan). The 2021 Plan also includes an evergreen provision that provides for an automatic annual increase to the number of shares of Aurora Class A common stock available for issuance under the 2021 Plan on the first day of each fiscal year beginning with the 2022 fiscal year, equal to the least of:

•120,900,000 shares of Aurora Class A common stock;
•5% of the total number of shares of all classes of Aurora common stock outstanding as of the last day of our immediately preceding fiscal year; or
• such lesser amount determined by the Administrator.

The 2021 Plan provides that the evergreen provision will terminate following the increase on the first day of the 2031 fiscal year.

Generally, if an award expires or becomes unexercisable without having been exercised in full, is surrendered under an exchange program described below, or, with respect to restricted stock, restricted stock units or performance awards, is forfeited to or reacquired by us due to the failure to vest, the unpurchased shares (or for awards other than options or stock appreciation rights, the forfeited or repurchased shares) that were subject to such awards will become available for future grant or sale under the 2021 Plan (unless it has terminated). With respect to stock appreciation rights, only shares actually issued will cease to be available. Shares that actually have been issued under the 2021 Plan under any award will not be returned to the 2021 Plan and will not become available for future distribution under the 2021 Plan; provided, however, that if shares issued pursuant to awards of restricted stock are repurchased by Aurora or restricted stock units, performance shares or performance units are forfeited to Aurora, such shares will become available for future grant under the 2021 Plan. Shares used to pay the exercise price of an award or to satisfy the tax withholding obligations related to an award will become available for future grant or sale. To the extent an award is paid out in cash rather than shares, such cash payment will not reduce the number of shares available for issuance.

If any extraordinary dividend or other extraordinary distribution (whether in cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase, or exchange of shares or other securities of Aurora or other change in the corporate structure of Aurora affecting the shares occurs, the Administrator, to prevent diminution or enlargement of the benefits or potential benefits intended to be provided under the 2021 Plan, will proportionately adjust the number and class of shares that may be delivered under the 2021 Plan; the number, class, and price of shares covered by each outstanding award; and the numerical share limits contained in the 2021 Plan.

Plan Administration

The board of directors or a committee appointed by the board of directors administers the 2021 Plan and are referred to as the Administrator. Different Administrators may administer the 2021 Plan with respect to different groups of service providers. The board of directors may retain the authority to concurrently administer the 2021 Plan and revoke the delegation of some or all authority previously delegated.

Subject to the terms of the 2021 Plan and applicable laws, the Administrator generally has the power in its sole discretion to make any determinations and perform any actions deemed necessary or advisable for administering the 2021 Plan. The Administrator has the power to administer the 2021 Plan, including but not limited to the power to construe and interpret the 2021 Plan and awards granted under the 2021 Plan, and determine the terms of awards, including but not limited to the exercise price (if any), the number of shares of common stock subject to each award, the time when awards may vest or be exercised (including the ability to accelerate the vesting and exercisability of awards), and the form of consideration payable upon exercise, if applicable. The Administrator may select the service providers to whom awards may be granted and approve forms of awards agreements under the 2021 Plan. The Administrator also has the authority to amend awards (including but not limited to the discretionary authority to extend the post-termination exercisability period of awards and to extend the maximum term of an option) and to temporarily suspend the exercisability of an award if the Administrator deems such suspension to be necessary or appropriate for Administrative purposes, subject to the provisions of the 2021 Plan. The Administrator may institute and determine the terms and conditions of an exchange program under which (i) outstanding awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) participants have the opportunity to transfer any outstanding awards to a financial institution or other person or entity selected by the Administrator, (iii) and/or the exercise price of an outstanding award is increased or reduced. Unless a participant is on an approved leave of absence, the Administrator has sole discretion to determine the date on which a participant stops actively providing services to Aurora or the company group. The Administrator’s decisions, determinations, and interpretations are final and binding on all participants and any other holders of awards.

Stock Options

Options may be granted under the 2021 Plan. Subject to the provisions of the 2021 Plan, the Administrator may determine the terms and conditions of options, including when such options vest and become exercisable (and the Administrator has the discretion to accelerate the time at which such options will vest or become exercisable). The per share exercise price of any option generally must be at least 100% of the fair market value of a share on the date of grant, and the term of an incentive stock option may not be more than 10 years.

However, with respect to any incentive stock option granted to an individual who owns 10% of the voting power of all classes of stock of Aurora or any of its parent or subsidiary corporations, the term of such option must not exceed 5 years, and the per share exercise price of such incentive stock option must be at least 110% of the fair market value of a share on the grant date. After a participant’s service terminates, he or she generally may exercise the vested portion of his or her option for the period of time stated in his or her option agreement. In the absence of a specified time in the applicable award agreement, the option’s vested portion will generally remain exercisable for three months following the participant’s termination. Generally, the fair market value of a share is the closing sales price of a share on the relevant date as quoted on

Nasdaq. An option generally may not be exercised later than the expiration of its term. Subject to the provisions of the 2021 Plan, the Administrator may determine the other terms of options, including but not limited to the acceptable forms of consideration for exercising an option.

Stock Appreciation Rights

Stock appreciation rights may be granted under the 2021 Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of Aurora Class A common stock between the exercise date and the date of grant. Subject to the provisions of the 2021 Plan, the Administrator may determine the terms and conditions of stock appreciation rights, including when such rights vest and become exercisable (and the Administrator has the discretion to accelerate the time at which such rights will vest or become exercisable) and whether to pay any increased appreciation in cash, shares, or a combination of both. The per share exercise price of a stock appreciation right must be at least 100% of the fair market value a share on the date of grant with respect to United States taxpayers, and the maximum term of a stock appreciation right will be 10 years. After a participant’s service terminates, he or she generally may exercise the vested portion of his or her stock appreciation right for the period of time stated in his or her award agreement. A stock appreciation right generally may not be exercised later than its term.

Restricted Stock

Restricted stock may be granted under the 2021 Plan. Restricted stock awards are grants of shares that vest in accordance with terms and conditions established by the Administrator. The Administrator may determine the number of shares of restricted stock granted to any employee, director or consultant. The Administrator may impose whatever conditions to vesting it determines to be appropriate (for example, the Administrator may set restrictions based on the achievement of specific performance goals or continued service to us or members of the company group), and the Administrator has the discretion to accelerate the time at which any restrictions will lapse or be removed. Recipients of restricted stock awards generally have voting rights and accrue dividend equivalents that only are paid if and when the restrictions applicable to the restricted stock lapse, unless the Administrator provides otherwise. Shares of restricted stock as to which the restrictions have not lapsed are subject to our right of repurchase or forfeiture.

Restricted Stock Units

Restricted stock units may be granted under the 2021 Plan. Restricted stock units are bookkeeping entries representing an amount equal to the fair market value of one share. The Administrator may determine the terms and conditions of restricted stock units including the vesting criteria (which may include accomplishing specific performance criteria or continued service to us) and the form and timing of payment. The Administrator has the discretion to accelerate the time at which any restrictions will lapse or be removed and to settle earned restricted stock units in cash, shares, or a combination of both.

Performance Awards

Performance awards may be granted under the 2021 Plan. Performance awards are awards that result in a payment to a participant only if objectives established by the Administrator are achieved or the awards otherwise vest. The Administrator may establish organizational or individual performance objectives in its discretion, which, depending on the extent to which they are met, determine the value of the payout for the performance awards to be paid out to participants. The Administrator has the discretion to reduce or waive any performance objectives or other vesting provisions for performance awards. The Administrator has the discretion to pay earned performance awards in the form of cash, shares, or in some combination of both.

Non-Employee Directors

The 2021 Plan provides that any non-employee director, in any fiscal year, may not be paid, issued or granted cash compensation and equity awards (including any awards issued under the 2021 Plan) with an aggregate value of more than $750,000, increased to $1,000,000 in connection with the non-employee director’s initial service, with the value of each equity award based on its grant date fair value. For purposes of this limitation, the grant date fair value is determined in accordance with GAAP. Any cash compensation or equity awards granted under the 2021 Plan to a non-employee director for his or her services as an employee, or for his or her services as a consultant (other than as a non-employee director), does not count for purposes of the limitation. The maximum limit does not reflect the intended size of any potential compensation or equity awards to our non-employee directors.

Non-Transferability of Awards

Unless the Administrator provides otherwise, the 2021 Plan generally does not allow for the transfer or disposal of awards and only the recipient of an award may exercise an award during his or her lifetime. Any unauthorized transfer will be void.

Dissolution or Liquidation.

If there is a proposed liquidation or dissolution of Aurora, the Administrator will notify participants at such time before the effective date of such event as the Administrator determines and all awards, to the extent that they have not been previously exercised, will terminate immediately before the consummation of such event.

Merger or Change in Control

The 2021 Plan provides that if there is a merger or a “change in control” (as defined under the 2021 Plan) of Aurora, each outstanding award will be treated as the Administrator determines without a participant’s consent. Such treatment could include, without limitation, that an award be continued or substituted by the successor corporation, that vesting and exercisability of an award may accelerate automatically upon consummation of the transaction, or that the unvested portions of an award may be terminated without consideration. The Administrator is not be obligated to treat all awards, portions of awards or participants similarly and may modify awards, subject to the provisions of the 2021 Plan.
With respect to awards held by a non-employee director, in the event of a change in control, the non-employee director will fully vest in and have the right to exercise his or her options and/or stock appreciation rights, all restrictions on his or her restricted stock and restricted stock units will lapse, and, with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met, unless specifically provided otherwise under the applicable award agreement or other written agreement with the participant.

Forfeiture and Clawback

All awards granted under the 2021 Plan are subject to recoupment under any clawback policy that we are required to adopt under applicable law or listing standards. In addition, the Administrator may provide in an award agreement that the recipient’s rights, payments, and benefits with respect to such award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events. In addition, the Administrator may impose such other clawback, recovery or recoupment provisions in an award agreement as the Administrator determines necessary or appropriate.

Amendment or Termination

The 2021 Plan is in effect until terminated by the Administrator; however, no incentive stock options may be granted after the ten (10) year anniversary of the adoption of the 2021 Plan and the evergreen feature of the 2021 Plan will terminate following the increase on the first day of the 2031 fiscal year. In addition, the board of directors has the authority to amend, suspend, or terminate the 2021 Plan, but such action generally may not materially impair the rights of any participant without his or her written consent.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2021 Plan. The summary is based on existing U.S. laws and regulations as of July 2021, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances. Interested parties should consult their own tax advisors as to specific tax consequences, including the application and effect of foreign, state and local laws.

Incentive Stock Options

A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an option that qualifies as incentive stock option under Section 422 of the Code. If a participant exercises the option and then later sells or otherwise disposes of the shares acquired through the exercise of the option after both the two-year anniversary of the date the option was granted and the one-year anniversary of the exercise, the participant will recognize a capital gain or loss equal to the difference between the sale price of the shares and the exercise price, and we will not be entitled to any deduction for federal income tax purposes.

However, if the participant disposes of such shares either on or before the two-year anniversary of the date of grant or on or before the one-year anniversary of the date of exercise (a “disqualifying disposition”), any gain up to the excess of the fair market value of the shares on the date of exercise over the exercise price generally will be taxed as ordinary income, unless the shares are disposed of in a transaction in which the participant would not recognize a gain (such as a gift). Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally should be deductible by us for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

For purposes of the alternative minimum tax, the difference between the option exercise price and the fair market value of the shares on the exercise date is treated as an adjustment item in computing the participant’s alternative minimum taxable income in the year of exercise. In addition, special alternative minimum tax rules may apply to certain subsequent disqualifying dispositions of the shares or provide certain basis adjustments or tax credits for purposes.

Nonstatutory Stock Options

A participant generally recognizes no taxable income as the result of the grant of such an option. However, upon exercising the option, the participant normally recognizes ordinary income equal to the amount that the fair market value of the shares on such date exceeds the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of the shares acquired by the exercise of a nonstatutory stock option, any gain or loss (based on the difference between the sale price and the fair market value on the exercise date) will be taxed as capital gain or loss. No tax deduction is available to us with respect to the grant of a nonstatutory stock option or the sale of the shares acquired through the exercise of the nonstatutory stock option, provided that we generally will be allowed a deduction for federal income tax purposes in an amount equal to the ordinary income realized by the optionee in the year of exercise.

Stock Appreciation Rights

In general, no taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant generally will recognize ordinary income in an amount equal to the fair market value of any shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock Awards

A participant acquiring shares of restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the vesting date (i.e., the date restrictions on the shares lapse). If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, pursuant to Section 83(b) of the Code to accelerate the ordinary income tax event to the date of acquisition by filing an election with the IRS no later than thirty days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Restricted Stock Unit Awards

There are no immediate tax consequences of receiving an award of restricted stock units. A participant who is awarded restricted stock units generally will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such participant at the end of the applicable vesting period or, if later, the settlement date elected by the Administrator or a participant. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss.

Performance Awards

A participant generally will recognize no income upon the grant of a performance award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any unrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Section 409A

Section 409A of the Code provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the 2021 Plan with a deferral feature are subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income on the participant, as well as interest on such deferred compensation. The Administrator may, without participant consent, amend the 2021 Plan or awards, adopt policies and procedures or take any other actions intended to preserve the tax treatment of awards under the 2021 Plan, including any such actions intended to exempt the 2021 Plan or awards thereunder from Section 409A or comply with Section 409A.

Tax Effect for Aurora

Aurora generally is entitled to a tax deduction in connection with an award under the 2021 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option) except to the extent such deduction is limited by applicable provisions of the Code. Special rules limit the deductibility of compensation paid to our chief executive officer and certain “covered employees” as determined under Section 162(m) and applicable guidance. Under Section 162(m), the annual compensation paid to any of these specified individuals are deductible only to the extent that it does not exceed $1,000,000.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF U.S. FEDERAL INCOME TAXATION UPON PARTICIPANTS AND AURORA WITH RESPECT TO AWARDS UNDER THE 2021 PLAN. IT DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE IMPACT OF EMPLOYMENT OR OTHER TAX REQUIREMENTS, THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH, OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE, OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

2021 Plan Benefits

The benefits or amounts that an employee, director, or consultant may receive under the 2021 Plan is in the discretion of the Administrator and therefore cannot be determined in advance. The value of future awards granted under the 2021 Plan will depend on a number of factors, including the fair market value of the common stock on future dates, the exercise decisions made by the participants and the extent to which any applicable performance goals necessary for vesting or payment are achieved.

Number of Awards Granted to Employees, Consultants and Directors

The number of Awards that an employee, director or consultant may receive under the 2021 Plan is in the discretion of the Administrator and therefore cannot be determined in advance. The following table sets forth for each of our named executive officers, executive officers as a group, non-employee directors, as a group, all employees (other than executive officers, as a group) and all non-employee service providers, as a group (i) the aggregate number of shares of common stock subject to options granted under the 2021 Plan during the last fiscal year, (ii) the average per share exercise price of such options, (iii) the aggregate number of RSUs granted under the 2021 Plan during the last fiscal year and (iv) the grant date fair value of these RSUs.

Name of Individual or Group	Number of Options Granted	Per Share Exercise Price(1)	Number of RSUs Granted	Grant Date Fair Value of RSUs
Chris Urmson	—	—	867,359	$3,452,089
Richard Tame	109,052	$2.44	241,220	$792,116
Nolan Shenai	54,526	$2.44	111,678	$376,511
All executive officers, as a group	163,578	$2.44	1,220,257	$4,620,715
All directors who are not executive officers, as a group	—	—	371,594	$1,478,944
All non-employee directors, as a group	—	—	254,405	$965,475
All employees who are not executive officers, as a group	8,941,535	$2.46	111,993,696	$405,524,791
(1) The per share exercise price of Options Granted is a weighted-average.

Vote Required

Approval of the amendment to the 2021 Plan requires a majority of the voting power of the shares present in person or represented by proxy at the annual meeting and entitled to vote thereon. Abstentions will have the same effect as a vote AGAINST this proposal.

Board Recommendation
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO OUR 2021 EQUITY INCENTIVE PLAN.

PROPOSAL NO. 3:
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm to audit our consolidated financial statements for our fiscal year ending December 31, 2023. PwC has served as our independent registered public accounting firm since March 7, 2023. Prior to PwC’s appointment, KPMG LLP (“KPMG”) served as our independent registered public accounting firm for the fiscal years ended December 31, 2022 and 2021.

At the annual meeting, we are asking our stockholders to ratify the appointment of PwC as our independent registered public accounting firm for our fiscal year ending December 31, 2023. Our audit committee is submitting the appointment of PwC to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Notwithstanding the appointment of PwC, and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our audit committee believes that such a change would be in the best interests of our company and our stockholders. If our stockholders do not ratify the appointment of PwC, then our audit committee may reconsider the appointment. One or more representatives of PwC are expected to be present at the annual meeting, and they will have an opportunity to make a statement and are expected to be available to respond to appropriate questions from our stockholders. Representatives of KPMG are not expected to be present at the annual meeting or to be available to respond to questions from stockholders, and will not have the opportunity to make a statement.

Change in Certifying Accountant

Dismissal of KPMG

As previously reported on our Current Report on Form 8-K filed with the SEC on March 9, 2023, upon the completion of a comprehensive selection process, the audit committee of our board of directors dismissed KPMG as our independent registered public accounting firm, effective March 7, 2023.

KPMG’s audit reports on our consolidated financial statements for the fiscal years ended December 31, 2022 and 2021 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the fiscal years ended December 31, 2022 and 2021, and the subsequent interim period from January 1, 2023 to March 7, 2023, (1) there were no disagreements (within the meaning of Item 304(a)(1)(iv) of Regulation S-K) between us and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference thereto in KPMG’s reports on the Company’s consolidated financial statements for such years, and (2) there were no reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

We requested KPMG to furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made above under the heading “Dismissal of Independent Registered Public Accounting Firm.” That letter is attached as Exhibit 16.1 to our current report on Form 8-K filed on March 9, 2023.

Appointment of PwC

On March 7, 2023, upon the completion of a comprehensive selection process, the Audit Committee appointed PwC as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2023.

During the fiscal years ended December 31, 2022 and 2021, and the subsequent interim period from January 1, 2023 to March 7, 2023, neither we, nor anyone on our behalf, consulted with PwC regarding either (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and neither a written report nor oral advice was provided to us that PwC concluded was an important factor we considered in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement (within the meaning of Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Dismissal of Withum

As previously reported on our Current Report on Form 8-K filed with the SEC on November 4, 2021, WithumSmith+Brown, PC (“Withum”) was dismissed and KPMG was engaged as our independent registered public accounting firm effective November 3, 2021. Withum had previously served as RTPY’s independent registered public accounting firm from RTPY’s inception on October 2, 2020 through the consummation of the Business Combination, whereas KPMG served as the independent registered public accounting firm for Legacy Aurora, since 2018. The audit committee decided to engage KPMG because, for accounting purposes, our historical financial statements include a continuation of the financial statements of our business.

Withum’s report on RTPY’s financial statements for the period from October 2, 2020 (inception) through December 31, 2020 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles. During the period of Withum’s engagement by RTPY, there were no disagreements with Withum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Withum, would have caused it to make a reference to the subject matter of the disagreement in connection with its reports covering such periods. In addition, no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K, occurred within the period of Withum’s engagement and subsequent interim period preceding Withum’s dismissal.

During the period from October 2, 2020 (RTPY’s inception) until Withum’s dismissal, neither we nor anyone on our behalf consulted KPMG regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us or oral advice was provided that KPMG concluded was an important factor we considered in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as described in Item 304(a)(1)(iv) of Regulation S-K) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).
Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to us by KPMG for our fiscal year ended December 31, 2022 and by KPMG and Withum for our fiscal year ended December 31, 2021.

	in $ 000s
	2022	2021
Audit Fees (1)	$1,014	$1,396
All Other Fees (2)	—	180
Total Fees	$1,014	$1,576
______________________________
(1)Audit Fees” consist of fees billed for professional services rendered in connection with the audit of our consolidated financial statements, reviews of our quarterly consolidated financial statements and related accounting consultations and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes fees for services incurred in connection with the Business Combination.
(2)“All Other Fees” consist of fees for services to assess our readiness to operate as a public company.
Auditor Independence
In 2022, there were no other professional services provided by KPMG, other than those listed above, that would have required our audit committee to consider their compatibility with maintaining the independence of KPMG.
Audit Committee Policy on Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm
Effective upon the consummation of the Business Combination, our audit committee established a policy governing our use of the services of our independent registered public accounting firm. Under this policy, our audit committee is required to pre-approve all services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair such accounting firm’s independence. All services provided by KPMG for our fiscal year ended December 31, 2022 were pre-approved by our audit committee.
Vote Required
The ratification of the appointment of PwC as our independent registered public accounting firm for our fiscal year ending December 31, 2023 requires the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the annual meeting and entitled to vote thereon. Abstentions will have the same effect as a vote AGAINST this proposal.

Board Recommendation
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PwC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2023.

REPORT OF THE AUDIT COMMITTEE
The audit committee is a committee of the board of directors comprised solely of independent directors as required by Nasdaq listing rules and the rules and regulations of the SEC. The audit committee operates under a written charter adopted by the board of directors. This written charter is reviewed annually for changes, as appropriate. With respect to Aurora’s financial reporting process, Aurora’s management is responsible for (1) establishing and maintaining internal controls and (2) preparing Aurora’s consolidated financial statements. Aurora’s independent registered public accounting firm for the fiscal year ended December 31, 2022, KPMG, was responsible for performing an independent audit of Aurora’s consolidated financial statements for the fiscal year ended December 31, 2022. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare Aurora’s financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the audit committee has:
•reviewed and discussed the audited consolidated financial statements with management and KPMG;
•discussed with KPMG the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or PCAOB, and the SEC; and
•received the written disclosures and the letter from KPMG required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with KPMG its independence.
Based on the review and discussions noted above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in Aurora’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the SEC.
Respectfully submitted by the members of the audit committee of the board of directors:
Brittany Bagley (Chair)
Carl Eschenbach
Michelangelo Volpi
This audit committee report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by Aurora under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, except to the extent Aurora specifically requests that the information be treated as “soliciting material” or specifically incorporates it by reference.

EXECUTIVE OFFICERS
The following table sets forth certain information about our executive officers as of March 15, 2023.

Name	Age	Position
Chris Urmson	46	Chief Executive Officer
Ossa Fisher	46	President
Richard Tame	45	Chief Financial Officer
Nolan Shenai	39	General Counsel and Secretary
Chris Urmson. Mr. Urmson is a co-founder of Aurora and has served as Chief Executive Officer and a director on the Board at Aurora since its formation in 2017. Prior to founding Aurora, Mr. Urmson helped build Google’s self-driving program from 2009 to 2016 and served as Chief Technology Officer of the group. Mr. Urmson has over 15 years of experience leading automated vehicle programs. He was the Director of Technology for Carnegie Mellon’s DARPA Grand and Urban Challenge Teams, which placed second and third in 2005, and first in 2007. Mr. Urmson earned his Ph.D. in Robotics from Carnegie Mellon University and his BEng in Computer Engineering from the University of Manitoba. Mr. Urmson currently serves on Carnegie Mellon’s School of Computer Science Dean’s Advisory Board. Mr. Urmson also currently serves on the board of directors for Edge Case Research, a company working to assure the safety of autonomous systems for real world deployment. Additionally, he is on the Veoneer Technical Advisory Board, and the Shell New Energies External Advisory Board. Mr. Urmson has authored over 50 publications and is a prolific inventor.

Ossa Fisher. Ms. Fisher has served as our President since February 2023. Prior to joining Aurora, Ms. Fisher served as the President and Chief Operating Officer of Istation, Inc., an e-learning platform, from 2019 to 2022, and previously served as Istation’s Chief Operating Officer from 2017 to 2018 and Chief Marketing Officer from 2015 to 2017. Prior to joining Istation, Ms. Fisher was the Senior Vice President of Strategy and Analytics at global dating leader, Match.com, where she served since May 2013. Ms. Fisher has a broad range of expertise in technology and media, including more than ten years in the Technology, Media and Telecom practices of both Bain & Company, where she was employed from 2004 to 2013, and Goldman, Sachs & Co., from 1999 to 2002. Ms. Fisher holds a B.A. in Economics from Yale University, an M.A. in Education from Stanford University and an MBA from Stanford Graduate School of Business.
Richard Tame. Mr. Tame has served as our Chief Financial Officer since December 2021 and as our Vice President of Finance from June 2020 to December 2021. Mr. Tame has more than 22 years of experience working in finance and public accounting. Prior to joining Aurora, from April 2019 to June 2020, Mr. Tame was a Senior Director of Finance at Lyft, Inc. He was responsible for building and leading the team, providing financial support for Lyft’s insurance, payments and cloud computing spend, its R&D departments and its self-driving business, Lyft Level 5. From May 2015 to April 2019, Mr. Tame was Global Head of Finance, Data Center Infrastructure, at Facebook, Inc., where he led finance for a complex, rapidly growing and capital-intensive business. Mr. Tame has also previously worked in finance roles at leading global technology and transportation companies – at Microsoft Corporation from May 2014 to May 2015, Amazon.com, Inc. where he worked at AWS from October 2012 to May 2014, RBS Aviation Capital Ltd. in Dublin, Ireland from October 2010 to October 2011, American Beacon Advisors Inc. from April 2007 to May 2009, American Airlines, Inc. from October 2005 to April 2007, British Airways plc from November 2001 to May 2005, and Deloitte & Touche LLP from September 1998 to November 2001. From October 2011 to September 2012, Mr. Tame provided consulting services to aircraft leasing companies, airlines and their investors as an independent consultant. Hailing from England, Mr. Tame holds a BSc (Hons) degree in Statistics from Newcastle University, Newcastle Upon Tyne, UK and is a UK Chartered Accountant (ACA) and Chartered Tax Advisor (CTA). Mr. Tame’s extensive knowledge of finance strategy and operations in the technology and transportation industries, including self-driving technology, has uniquely positioned him for his current role at the Company.
Nolan Shenai. Mr. Shenai has served as our General Counsel and Secretary since October 2022 and also served as our interim General Counsel from June 2022 to October 2022 and as our Deputy General Counsel from August 2020 to June 2022. From August 2018 to August 2020, Mr. Shenai was Managing Counsel at Waymo LLC, an autonomous driving technology company. Prior to that, from November 2014 to August 2018, he served as Corporate Counsel at Jaguar Land Rover North America, LLC. Mr. Shenai has also been an Adjunct Professor at the University of Pennsylvania since August 2020. Mr. Shenai holds a BA from the University of Pennsylvania, a M.Litt from the University of St. Andrews and a JD from Vanderbilt University. Over the last decade, Mr. Shenai has led some of the most formative transactions in the AV space in his roles with Jaguar Land Rover, Waymo and Aurora.

EXECUTIVE COMPENSATION
Emerging Growth Company Status
We qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012. As a result, we are permitted to rely on exemptions from certain disclosure requirements that are applicable to other companies that are not emerging growth companies. Accordingly, we have included compensation information for only our principal executive officer and our two next most highly compensated executive officers serving at fiscal year-end and have not included a compensation discussion and analysis of our executive compensation programs or tabular compensation information other than the Summary Compensation Table for 2022 and the Outstanding Equity Awards table. In addition, for so long as we are an emerging growth company, we will not be required to submit certain executive compensation matters to our stockholders for advisory votes, such as “say-on-pay” and “say-on-frequency” of say-on-pay votes.
Our named executive officers, consisting of our principal executive officer and the two most highly compensated executive officers (other than our principal executive officer), as of December 31, 2022, were:
•Chris Urmson, our Chief Executive Officer;
•Richard Tame, our Chief Financial Officer; and
•Nolan Shenai, our General Counsel and Secretary.
Summary Compensation Table for Fiscal 2022
The following table sets forth information regarding the compensation reportable for our named executive officers for he fiscal year ended December 31, 2022 and prior years where applicable, as determined under SEC rules.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Total ($)
Chris Urmson	2022	398,654	—	3,452,089	—	3,850,743
Chief Executive Officer	2021	330,000	99,000	—	—	429,000
Richard Tame	2022	448,269	—	792,116	139,151	1,379,536
Chief Financial Officer	2021	358,462	158,000	—	—	516,462
Nolan Shenai	2022	333,108	—	376,511	69,575	779,194
General Counsel
______________________________
(1)The vesting terms of the award are set forth in the “Outstanding Equity Awards at Fiscal 2022 Year End” table below.
Narrative Disclosure to Named Executive Officers Summary Compensation Table
For 2022, the compensation program for Aurora’s named executive officers consisted of base salary and incentive compensation delivered in the form of restricted stock units and stock options.
Base Salary
Base salaries are set at a level that is commensurate with the executive’s duties and authorities, contributions, prior experience and sustained performance. Base salaries are reviewed annually, typically in connection with Aurora’s annual performance review process, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience. In March 2022, the base salary of Mr. Urmson was increased from $330,000 to $400,000 and the base salary of Mr. Tame was increased from $360,000 to $450,000, in each case effective January 1, 2022. In connection with his appointment as our General Counsel and Secretary, Mr. Shenai’s base salary was increased to $400,000.
Cash Incentives
Aurora’s named executive officers are each eligible for a bonus targeted at a specified percentage of their salary. The Company’s cash bonus program covering the year ending December 31, 2022, is a milestone-based program with a performance period extending into the year ending December 31, 2023. Funding of the bonus pool is tied to the level of achievement of the Company’s Feature Complete product milestone, which was achieved at the end of the first quarter of the fiscal year ending December 31, 2023. No bonuses have been earned by Aurora’s named executive officers with respect to the year ended December 31, 2022. We expect that the bonuses paid to our named executive officers with respect to the Company’s Feature Complete product milestone program will be paid with reference to the annual bonus targets of 40% of each named executive officer’s annual base salary for the year ending December 31, 2022.
Restricted Stock Unit and Stock Option Awards
In March 2022, Mr. Urmson received two RSU awards, and Mr. Tame received three RSU awards. In April 2022, Mr. Shenai received an RSU award. In August 2022, Messrs. Tame and Shenai both received RSU and stock option awards. All RSU and stock option awards are subject to the 2021 Plan and the form of award agreement approved thereunder. The vesting terms of the award is set forth in the “Outstanding Equity Awards at Fiscal 2022 Year End” table below.
Employee Incentive Compensation Plan
The Employee Incentive Compensation Plan (the “Incentive Compensation Plan”) was adopted in connection with the Business Combination and became effective upon the closing of the Business Combination. Our Incentive Compensation Plan allows our compensation committee to provide cash incentive awards to employees selected by our compensation committee, including our named executive officers, based upon performance goals established by our compensation committee. Pursuant to the Incentive Compensation Plan, our compensation committee, in its sole discretion, establishes a target award for each participant and a bonus pool, with actual awards payable from such bonus pool, with respect to the applicable performance period.
Employment Arrangements
We have entered into confirmatory employment letter agreements with each of our named executive officers. Each confirmatory employment letter agreement does not have a specific term and provides that the named executive officer is an at-will employee. The material terms of each named executive officer’s employment are set forth below.
Chris Urmson
In March 2022, Mr. Urmson entered into a confirmatory employment letter with Aurora. The confirmatory employment letter has no specific term and provides for at-will employment. Pursuant to the confirmatory employment letter, Mr. Urmson’s current annual base salary is $400,000, and his annual target bonus is 40% of his annual base salary.
Richard Tame
In March 2022, Mr. Tame entered into a confirmatory employment letter with Aurora. The confirmatory employment letter has no specific term and provides for at-will employment. Pursuant to the confirmatory employment letter, Mr. Tame’s current annual base salary is $450,000, and his annual target bonus is 40% of his annual base salary. On March 8, 2023, Mr. Tame was granted restricted stock units under our 2021 Plan covering 100,000 RSUs (the “Tame 2023 RSUs”). On March 8, 2023, Mr. Tame was granted an option to purchase 100,000 shares of common stock under our 2021 Plan at an exercise price per share of $1.42 (the “Tame 2023 Options”). The Tame 2023 RSUs will vest as to 1/8th on May 20, 2023 and 1/8th quarterly thereafter on our standard quarterly vesting dates, subject to Mr. Tame’s continued service through each vesting date. The Tame 2023 Options will vest as to 1/24th on March 20, 2023 and 1/24th monthly thereafter on the 20th day of the month, subject to Mr. Tame’s continued service through each vesting date.
Nolan Shenai
In December 2022, Mr. Shenai entered into an employment agreement with Aurora in connection with his appointment as General Counsel and Secretary. The employment letter has no specific term and provides for at-will employment. Pursuant to the employment letter, Mr. Shenai’s current annual base salary is $400,000, and his annual target bonus is 40% of his annual base salary. On March 8, 2023, Mr. Shenai was granted restricted stock units under our 2021 Plan covering 80,000 RSUs (the “Shenai 2023 RSUs”). On March 8, 2023, Mr. Shenai was granted an option to purchase 80,000 shares of common stock under our 2021 Plan at an exercise price per share of $1.42 (the “Shenai 2023 Options”). The Shenai 2023 RSUs will vest as to 1/8th on May 20, 2023 and 1/8th quarterly thereafter on our standard quarterly vesting dates, subject to Mr. Shenai’s continued service through each vesting date. The Shenai 2023 Options will vest as to 1/24th on March 20, 2023 and 1/24th monthly thereafter on the 20th day of the month, subject to Mr. Shenai’s continued service through each vesting date.

Outstanding Equity Awards at Fiscal 2022 Year-End
The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2022.

	Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(11)
Chris Urmson	3/15/2022	—	—		—	—	115,648	(1)	139,934
	3/15/2022	—	—		—	—	289,120	(2)	349,835
Richard Tame	7/15/2020	407,031	244,221	(3)	1.46	7/15/2030	—		—
	3/15/2022	—	—		—	—	60,302	(4)	72,965
	3/15/2022	—	—		—	—	66,084	(5)	79,962
	3/15/2022	—	—		—	—	5,782	(6)	6,996
	8/9/2022	—	—		—	—	109,052	(7)	131,953
	8/9/2022	—	109,052	(8)	2.44	8/9/2032
Nolan Shenai	2/1/2021	174,118	124,372	(9)	3.67	2/1/2031	—		—
	4/30/2022	—	—		—	—	46,436	(10)	56,188
	8/9/2022	—	—		—	—	54,526	(7)	65,976
	8/9/2022	—	54,526	(8)	$2.440	8/9/2032
______________________________
(1)2/5th of the shares subject to the award vested on May 20, 2022, and 1/5th of the shares is scheduled to vest on each of the 3 quarterly vesting dates thereafter, subject to continued service with Aurora through the applicable vesting date.
(2)1/4th of the shares subject to the award are scheduled to vest on May 20, 2023, and each of the 3 quarterly vesting dates thereafter, subject to continued service with Aurora through the applicable vesting date.
(3)1/4th of the shares subject to the option vested on June 8, 2021 and 1/48th of the shares subject to the option vest each month thereafter, subject to continued service with Aurora through the applicable vesting date.
(4)1/4th of the shares subject to the award vest on May 20, 2024, and each of the 3 quarterly vesting dates thereafter, subject to continued service with Aurora through the applicable vesting date.
(5)1/4th of the shares subject to the award vest on May 20, 2025, and each of the 3 quarterly vesting dates thereafter, subject to continued service with Aurora through the applicable vesting date.
(6)1/4th of the shares subject to the award vest on May 20, 2026, and each of the 3 quarterly vesting dates thereafter, subject to continued service with Aurora through the applicable vesting date.
(7)The shares subject to the award vest on August 20, 2023, subject to continued service with Aurora through the applicable vesting date.
(8)The shares subject to the option vest on August 20, 2023, subject to continued service with Aurora through the applicable vesting date.
(9)1/4th of the shares subject to the option vested on August 3, 2021, and 1/48th of the shares subject to the option vest each month thereafter, subject to continued service with Aurora through the applicable vesting date.
(10)1/16th of the shares subject to the option vest on May 20, 2022 and each of the 15 quarterly vesting dates thereafter, subject to continued service with Aurora through the applicable vesting date.
(11)This amount reflects the fair market value of Aurora’s common stock of $1.21 per share as of December 31, 2022, multiplied by the amount shown in the column for Number of Shares of Stock That Have Not Vested.
Equity Compensation Plan Information
The following table summarizes our equity compensation plan information as of December 31, 2022. Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders.

Plan Category	Class of Common Stock	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders(1)	Class A	168,091,631(2)	1.74(3)	78,145,684(4)

(1)Includes the Aurora Innovation, Inc. 2021 Equity Incentive Plan (the “2021 Plan”), the Aurora Innovation, Inc. 2017 Equity Incentive Plan (the “2017 Plan”), the OURS Technology Inc. 2017 Stock Incentive Plan (the “OURS Plan”) and the Blackmore Sensors & Analytics, Inc. 2016 Equity Incentive Plan (the “Blackmore Plan”). No additional awards will be granted under the 2017 Plan, the OURS Plan or the Blackmore Plan.
(2)Consists of 168,091,631 shares subject to options and restricted stock units that were outstanding as of December 31, 2022 that were issued under the 2021 Plan, the 2017 Plan, the OURS Plan and the Blackmore Plan.
(3)Restricted stock units, which do not have an exercise price, are excluded in the calculation of weighted-average exercise price.
(4)The 2021 Plan includes an evergreen provision that provides for an automatic annual increase to the number of shares of Class A common stock available for issuance under the 2021 Plan on the first day of each fiscal year beginning with the 2022 fiscal year, equal to the least of: (i) 120,900,000 shares of Class A common stock, (ii) 5% of the total number of shares of all classes of Aurora common stock outstanding as of the last day of our immediately preceding fiscal year and (iii) such lesser amount determined by the administrator.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of our common stock as of March 15, 2023 by:
•each person, or group of affiliated persons, known by us to beneficially own more than 5% of our Class A or Class B common stock;
•each of our named executive officers;
•each of our directors; and
•all of our executive officers and directors as a group.
We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated, to our knowledge, the persons or entities identified in the table have sole voting power and sole investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable.
We have based our calculation of the percentage of beneficial ownership on 771,251,956 shares of our Class A common stock and 409,026,834 shares of Class B common stock outstanding as of March 15, 2023. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of March 15, 2023 or issuable pursuant to RSUs which are subject to vesting and settlement conditions expected to occur within 60 days of March 15, 2023, to be outstanding and to be beneficially owned by the person holding the stock option or RSU for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address for each person or entity listed in the table is c/o Aurora Innovation, Inc., 1654 Smallman Street, Pittsburgh, Pennsylvania 15222.

	Shares Beneficially Owned				Percent of Total Voting Power(1)
	Class A Common Stock		Class B Common Stock+
Name of Beneficial Owner	Number	Percentage	Number	Percentage
Greater than 5% Stockholders:
Neben Holdings LLC(2)	300,936,375	39.0%	—	—	6.2%
Entities affiliated with Sequoia Capital(3)	500,000	*	35,239,761	8.6%	7.3%
Entities affiliated with Greylock(4)	—	—	28,193,946	6.9%	5.8%
Entities affiliated with Index Ventures(5)	500,000	*	37,911,648	9.3%	7.8%
Amazon.com NV Investment Holdings LLC(6)	—	—	35,239,761	8.6%	7.2%
Entities affiliated with T. Rowe Price Associates, Inc.(7)	54,210,463	7.0%	—	—	1.1%
Entities affiliated with Toyota Motor Corporation(8)	47,641,829	6.2%	—	*	*
SoftBank Vision Fund (AIV M2) L.P.(9)	39,417,358	5.1%	—	—	*
James Andrew Bagnell(10)	129,874	—	40,740,447	10.0%	8.4%
Named Executive Officers and Directors:
Chris Urmson(11)	407,131	—	145,831,739	35.7%	30.0%
Richard Tame(12)	483,203	*	—	—	*
Nolan Shenai(13)	221,596	*	—	—	*
Sterling Anderson(14)	2,092,733	—	50,545,466	12.4%	10.4%
Reid Hoffman(15)	8,557,805	1.1%	674,719	*	*
Dara Khosrowshahi	—	—	—	—	—
Michelangelo Volpi	—	—	—	—	—
Gloria Boyland	3,100	*	—	—	*
Brittany Bagley	48,842	—	—	—	—
Claire Hughes Johnson	14,145	—	—	—	—
All directors and executive officers as a group (eleven persons)	11,813,556	1.5%	197,051,924	48.18%	40.8%
______________________________
*Represents less than 1%.

+    The Class B common stock is convertible at any time by the holder into shares of Class A common stock on a share-for-share basis, such that each holder of Class B common stock beneficially owns an equivalent number of shares of Class A common stock.
(1)Percentage total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, as a single class. Each holder of Class B common stock is entitled to ten votes per share of Class B common stock and each holder of Class A common stock is entitled to one vote per share of Class A common stock on all matters submitted to our stockholders for a vote. The Class A common stock and Class B common stock vote together as a single class on all matters submitted to a vote of our stockholders, except as may otherwise be required by law.
(2)Based on a Schedule 13D filed with the SEC on November 15, 2021 on behalf of Neben Holdings, LLC. Consists of 300,936,375 shares of Aurora Class A common stock held by Neben Holdings, LLC. Neben Holdings, LLC is a wholly owned indirect subsidiary of Uber Technologies, Inc., a publicly traded company. The registered address of Uber Technologies, Inc. is 1515 3rd Street, San Francisco, CA 94158.
(3)Based on a Schedule 13D filed with the SEC on November 15, 2021 on behalf of entities affiliated with Sequoia Capital. Consists of (i) 11,746,572 shares of Aurora Class B common stock held by Sequoia Capital U.S. Growth Fund VIII, L.P. (“GF VIII”), (ii) 23,493,189 shares of Aurora Class B common stock held by Sequoia Capital Global Growth Fund III - Endurance Partners, L.P. (“GGF III”), (iii) 165,000 shares of Aurora Class A common stock held by GF VIII and (iv) 335,000 shares of Aurora Class A common stock held by GGF III. SC US (TTGP), Ltd. is (i) the general partner of SCGGF III-Endurance Partners Management, L.P., which is the general partner of GGF III, and (ii) the general partner of SC U.S. Growth VIII Management, L.P., which is the general partner of GF VIII. As a result, SC US (TTGP), Ltd. may be deemed to share voting and dispositive power with respect to the shares held by the Sequoia Capital entities. The directors and stockholders of SC US (TTGP), Ltd. who participate in decisions to exercise voting and investment discretion with respect to GF VIII include Carl Eschenbach, who served as a member of the Aurora board of directors until March 2023. In addition, the directors and stockholders of SC US (TTGP), Ltd. who exercise voting and investment discretion with respect to GGF III are Douglas M. Leone and Roelof Botha. As a result, and by virtue of the relationships described in this paragraph, Messrs. Leone and Botha may be deemed to share voting and dispositive power with respect to the shares held by GGF III. Mr. Eschenbach expressly disclaims beneficial ownership of the shares held by the Sequoia Capital entities. The address for each of the Sequoia Capital entities is 2800 Sand Hill Road, Suite 101, Menlo Park, CA 94025.
(4)Consists of (i) 25,374,548 shares of Aurora Class B common stock held by Greylock 15 Limited Partnership (“Greylock 15”), (ii) 1,409,699 shares of Aurora Class B common stock held by Greylock 15 Principals Limited Partnership (“Greylock Principals”) and (iii) 1,409,699 shares of Aurora Class B common stock held by Greylock 15-A Limited Partnership (“Greylock 15-A”). Greylock 15 GP LLC (“Greylock LLC”), is the general partner of each of Greylock 15, Greylock Principals, and Greylock 15-A. Reid Hoffman, a member of the Aurora board of directors, Asheem Chandna, James Slavet, Donald Sullivan, and David Sze are the senior managing members of Greylock LLC. The managing members of Greylock LLC may be deemed to share the power to vote or direct the voting of and to dispose or direct the disposition of the Aurora Class B common stock beneficially owned by Greylock 15, Greylock Principals, and Greylock 15-A. Each of the managing members of Greylock LLC disclaims beneficial ownership of all securities other than those he owns directly, if any, or by virtue of his indirect pro rata interest, as a managing member of Greylock LLC, in the Aurora Class B common stock owned by Greylock 15, Greylock Principals, and/or Greylock 15-A. The business address for each of these entities and individuals is 2550 Sand Hill Road, Suite 200, Menlo Park, CA 94025.
(5)Based on a Schedule 13D filed with the SEC on November 15, 2021 on behalf of entities affiliated with Index Ventures. Consists of (i) 37,342,994 shares of Aurora Class B common stock held by Index Ventures Growth III (Jersey), L.P. (“Index Growth III”), (ii) 568,654 shares of Aurora Class B common stock held by Yucca (Jersey) SLP (“Yucca”), (iii) 492,500 shares of Aurora Class A common stock held by Index Growth III and (iv) 7,500 shares of Aurora Class A common stock held by Yucca. Index Venture Growth Associates III Limited (“IVGA III”) is the managing general partner of Index Growth III and may be deemed to have voting and dispositive power over the shares held by such fund. Yucca is the administrator of the Index co-investment vehicles that are contractually required to mirror the relevant Index funds’ investment, and IVGA III may be deemed to have voting and dispositive power over its allocation of shares held by Yucca. The address of the entities mentioned in this footnote is 5th Floor, 44 Esplanade, St. Helier, Jersey JE1 3FG, Channel Islands.
(6)Based on a Schedule 13G/A filed with the SEC on February 10, 2023 on behalf of entities affiliated with Amazon.com NV Investment Holdings LLC. Consists of 35,239,761 shares of Aurora Class B common stock held by Amazon.com NV Investment Holdings LLC. Amazon.com NV Investment Holdings LLC, a wholly owned subsidiary of Amazon.com, Inc., a publicly traded company. The registered address of Amazon.com, Inc. is 410 Terry Avenue North, Seattle, WA 98109.
(7)Based on a Schedule 13G/A and Schedule 13G filed with the SEC on February 14, 2023 on behalf of entities affiliated with T. Rowe Price Associates, Inc. (“TRPA”). Consists of 54,210,463 shares of Aurora Class A common stock beneficially owned by funds and accounts (severally and not jointly) that are advised or subadvised by entities affiliated with TRPA. TRPA, as investment adviser, has dispositive and voting power with respect to the shares held by these funds and accounts. For purposes of the Securities Exchange Act of 1934, TRPA may be deemed to be the beneficial owner of these shares; however, TRPA expressly disclaims that it is, in fact, the beneficial owner of such securities. TRPA is a wholly owned subsidiary of T. Rowe Price Group, Inc., which is a publicly traded financial services holding company. The principal business address of TRPA is 100 East Pratt Street, Baltimore, MD 21202.
(8)Based on a Schedule 13G/A filed with the SEC on February 14, 2023 on behalf of entities affiliated with Toyota Motor Corporation. Consists of (i) 47,348,178 shares of Aurora Class A common stock held by Toyota Motor Corporation, a publicly traded company, and (ii) 293,651 shares of Aurora Class A common stock held by Toyota A.I. Ventures Fund I, L.P. Toyota Motor Corporation has dispositive control over the shares held by Toyota A.I. Ventures Fund I, L.P. and may be deemed to beneficially own such shares. The business address for Toyota Motor Corporation is 1 Toyota cho, Toyota City, Aichi 471-8571, Japan.
(9)Based on a Schedule 13G filed with the SEC on February 14, 2022 on behalf of entities affiliated with SoftBank Vision Fund (AIV M2) L.P. (“SVF”). Consists of 39,417,358 shares of Aurora Class A common stock held by SVF. (“SVF”). SVF GP (Jersey) Limited (“SVF GP”), is the general partner of SVF. SB Investment Advisers (UK) Limited (“SBIA UK”), has been appointed as alternative investment fund manager (“AIFM”), and is exclusively responsible for managing SVF in accordance with the Alternative Investment Fund Managers Directive and is authorized and regulated by the UK Financial Conduct Authority accordingly. As AIFM of SVF, SBIA UK is exclusively responsible for making all decisions related to the acquisition, structuring, financing, voting and disposal of SVF’s investments. SVF GP and SBIA UK are both wholly owned by SoftBank Group Corp. The address of SVF is 251 Little Falls Drive, Wilmington, Delaware 19808.
(10)Consists of (i) 129,874 shares of Aurora Class A common stock, and (ii) 40,740,447 shares of Aurora Class B Common Stock held by Mr. Bagnell.
(11)Consists of (i) 342,006 shares of Aurora Class A common stock held by Mr. Urmson, (ii) 65,125 shares of Aurora Class A common stock held by Mr. Urmson’s spouse and (iii) 145,831,739 shares of Aurora Class B common stock held by Mr. Urmson.
(12)Consists of (i) 483,203 shares of Aurora Class A common stock issuable upon exercise of stock options exercisable within 60 days from March 15, 2023.
(13)Consists of (i) 9,719 shares of Aurora Class A common stock and (ii) 211,877 shares of Class A common stock issuable upon exercise of stock options exercisable within 60 days from March 15, 2023.
(14)Consists of (i) 50,545,131 shares of Aurora Class B common stock held by Mr. Anderson, (ii) 335 shares of Aurora Class B common stock held by the Anderson 2021 GRAT, of which Mr. Anderson is trustee, and (iii) 2,092,733 shares of Aurora Class A common stock held by Mr. Anderson.
(15)Consists of (i) 6,883,086 shares of Aurora Class A common stock held by Reinvent Sponsor Y LLC, (ii) 1,000,000 shares of Aurora Class A common stock held by Reprogrammed Interchange LLC, (iii) 674,719 shares of Aurora Class A common stock held by Programmable Exchange

LLC and (iv) 782,088 shares of Aurora Class B common stock held by Thigmotropism LLC. Mr. Hoffman may be deemed to beneficially own shares held by Reprogrammed Interchange LLC, Programmable Exchange LLC and Thigmotropism LLC by virtue of his voting and investment power over such shares.

RELATED PERSON TRANSACTIONS
The following is a description of each transaction since the beginning of our last fiscal year, and each currently proposed transaction, in which:
•we have been or are to be a participant;
•the amount involved exceeded or exceeds $120,000; and
•any of our directors (including director nominees), executive officers, or beneficial holders of more than 5% of any class of our voting securities, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.
Agreements with Employees, Directors and Officers
Employment Compensation
Sterling Anderson serves as a director and employee of the Company. In his capacity as an employee of Aurora, during the year ended December 31, 2022, Mr. Anderson received approximately $360,000 in annual salary and 371,594 restricted stock units with an aggregate grant date fair value of $1,478,944.
James Andrew Bagnell served as a director of the Company until January 2022, and currently serves as an employee of the Company. In his capacity as an employee of Aurora, during the year ended December 31, 2022, Mr. Bagnell received approximately $359,000 in annual salary and 297,275 restricted stock units with an aggregate grant date fair value of $1,183,155.
Marco Volpi, son of Michelangelo Volpi, a member of our board of directors, has been employed by Aurora since March 2022. In his capacity as an employee of Aurora, Marco Volpi received approximately $100,000 in salary during the year ended December 31, 2022, and 31,186 restricted stock units with an aggregate grant date fair value of $127,507, and a cash signing bonus payment of $20,000.
Director and Officer Indemnification
We have entered into indemnification agreements with each of our directors and executive officers. The limitation of liability and indemnification provisions included in our indemnification agreements that we have entered into with our directors and executive officers may discourage stockholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and executive officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions. At present, we are not aware of any pending litigation or proceeding involving any person who is, was, or is expected be, one of our directors, officers, employees or other agents or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.
Other Related Person Transactions

Subscription Agreements

In connection with the Business Combination, on July 14, 2021, RTPY and certain third-party investors, including Neben Holdings, LLC, an affiliate of Uber and 5% holder of Aurora common stock, entered into the Subscription Agreements, pursuant to which such investors subscribed for, collectively, 100,000,000 shares of our Class A common stock, at $10.00 per share for an aggregate purchase price of $1,000,000,000 (the “PIPE Investment”). The PIPE Investment was consummated substantially concurrently with the closing of the Business Combination. Pursuant to the terms of the Subscription Agreements, we are required to maintain an effective registration statement for the shares issued in the PIPE Investment.

Registration Rights Agreement

In connection with the Business Combination, the Company, RTPY and Reinvent Sponsor Y LLC (the “Sponsor”) entered into the Registration Rights Agreement with certain affiliates of the Sponsor and certain stockholders of Aurora named therein, which provides for customary “demand” and “piggyback” registration rights for certain stockholders.

Transactions with Amazon
Amazon.com NV Investment Holdings LLC (“Amazon”) is a beneficial owner of more than 5% of Aurora’s Class B Common Stock. In 2022, Aurora spent an aggregate of approximately $57.8 million with affiliates of Amazon for the online purchase of goods, for general cloud services and related tools, and for labeling services and the process and project management thereof. Between January 1, 2023 and February 15, 2023, Aurora spent an aggregate of approximately $4.8 million with affiliates of Amazon for the online purchase of goods, for general cloud services and related tools, and for labeling services.

Collaboration Agreement with Toyota
In conjunction with the acquisition of Apparate USA LLC, a former subsidiary of Uber ("Apparate") in January 2021, Legacy Aurora entered into a collaboration framework agreement with Toyota Motor Corporation (“Toyota”), which beneficially owns more than 5% of Aurora’s Class A Common Stock, with the intention of deploying the Aurora Driver into a fleet of Toyota Sienna vehicles, subject to further agreement of a collaboration project plan that was signed in August 2021 (the “Project Plan”). The Project Plan was subsequently amended pursuant to a series of amendments between August 2021 to March 2023. In the twelve months ended December 31, 2022, the Company received payments of approximately $100 million under the Project Plan with Toyota.

Master Subscription Agreement with Workday
In April 2021, we entered into a Master Subscription Agreement and related ancillary agreements (the “Workday Agreements”) with Workday for the provision of cloud based software solutions. Carl Eschenbach, a former member of our board of directors, serves as a director of Workday and was appointed co-Chief Executive Officer of Workday in December 2022. The Workday Agreements provide for payment obligations of approximately $2.5 million between April 2021 and April 2024. Aurora paid approximately $0.8 million under the Workday Agreements during the year ended December 31, 2022.

Transactions with Uber
In February 2022, we entered into a Master Services Agreement, a Statement of Work No. 1 (the “Uber Labeling SOW”) and other ancillary agreements with Uber in connection with the management of our outsourced data labeling services. The Uber Labeling SOW was renewed and amended in January 2023, with an increased hourly rate in response to local labor markets where the labeling services are performed. For the year ended December 31, 2022, we paid approximately $9.8 million to Uber under these agreements. Year to date in 2023, we have paid approximately $1.2 million to Uber under these agreements.
During the year ended December 31, 2022, we received reimbursements in the amount of approximately $12.8 million for withholding tax payments for equity compensation for former employees of Apparate. In addition, payments of approximately $0.4 million were made to Uber during the year ended December 31, 2022 under a Transition Services Agreement entered into with Uber in connection with Legacy Aurora's acquisition of Apparate.

Policies and Procedures for Related Person Transactions
We have adopted a formal, written policy regarding related person transactions. This written policy regarding related person transactions provides that a related person transaction is a transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships, in which we are a participant and in which a related person has, had or will have a direct or indirect material interest and in which the aggregate amount involved exceeds $120,000. For purposes of this policy, a related person means any of our executive officers and directors (including director nominees), in each case at any time since the beginning of our last fiscal year, or holders of more than 5% of any class of our voting securities, and any member of the immediate family of, or person sharing the household with, any of the foregoing persons.
Our audit committee has the primary responsibility for reviewing and approving, ratifying or disapproving related person transactions. In determining whether to approve, ratify or disapprove any such transaction, our audit committee will consider, among other factors, (1) whether the transaction is fair to us and on terms no less favorable than terms generally available to unaffiliated third parties under the same or similar circumstances, (2) the extent of the related person’s interest in the transaction, (3) whether there are business reasons for us to enter into such transaction, (4) whether the transaction would impair the independence of any of our non-employee directors and (5) whether the transaction would present an improper conflict of interest for any of our directors or executive officers.
The policy grants standing pre-approval of certain transactions, including (1) certain compensation arrangements for our directors or executive officers, (2) transactions with another company at which a related person’s only relationship is as a non-executive employee, director or beneficial owner of less than 10% of that company’s shares, provided that the aggregate amount involved does not exceed the greater of $200,000 or 5% of such company’s total annual revenues, and the transaction is on terms no less favorable than terms generally available to unaffiliated third parties under the same or similar circumstances, (3) charitable contributions by us to a charitable organization, foundation or university at which a related person’s only relationship is as a non-executive employee or director, provided that the aggregate amount involved does not exceed the greater of $200,000 or 5% of such organization’s total annual receipts, (4) transactions where a related person’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis, and (5) any indemnification or advancement of expenses made pursuant to our organizational documents or any agreement (commercial, corporate, or otherwise). In addition to our policy, our audit committee charter provides that our audit committee shall review and approve or disapprove any related person transactions.

OTHER MATTERS
Stockholder Proposals or Director Nominations for 2024 Annual Meeting
If a stockholder would like us to consider including a proposal in our proxy statement for our 2024 annual meeting pursuant to Rule 14a-8 of the Exchange Act, then the proposal must be received by our corporate secretary at our principal executive offices on or before December 8, 2023. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:
Aurora Innovation, Inc.
Attention: Corporate Secretary
1654 Smallman Street
Pittsburgh, Pennsylvania 15222
Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal or nominate a director at an annual meeting, but do not seek to include the proposal or director nominee in our proxy statement. In order to be properly brought before our 2024 annual meeting, the stockholder must provide timely written notice to our corporate secretary, at our principal executive offices, and any such proposal or nomination must constitute a proper matter for stockholder action. The written notice must contain the information specified in our bylaws. To be timely, a stockholder’s written notice must be received by our corporate secretary at our principal executive offices:
•no earlier than 8:00 a.m., Eastern Time, on January 27, 2024, and
•no later than 5:00 p.m., Eastern Time, on February 26, 2024.
In the event that we hold our 2024 annual meeting more or less than 25 days after the one-year anniversary of this year’s annual meeting, then such written notice must be received by our corporate secretary at our principal executive offices:
•no earlier than 8:00 a.m., Eastern Time, on the 120th day prior to the day of our 2024 annual meeting, and
•no later than 5:00 p.m., Eastern Time, on the 10th day following the day on which public announcement of the date of the annual meeting is first made by us.
If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her or its proposal at such annual meeting, then we are not required to present the proposal for a vote at such annual meeting.
Availability of Bylaws
A copy of our bylaws may be obtained by accessing our filings on the SEC’s website at www.sec.gov. You may also contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires that our directors and executive officers, and persons who own more than 10% of our common stock, file reports of ownership and changes in ownership with the SEC. Based on our review of such filings and written representations from certain reporting persons that no Form 5 is required, we believe that during the fiscal year ended December 31, 2022, all directors, executive officers and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them.

2022 Annual Report
Our financial statements for our fiscal year ended December 31, 2022 are included in our annual report, which we will make available to stockholders at the same time as this proxy statement. Our proxy materials and our annual report are posted on our website at aurora.tech and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report, free of charge, by sending a written request to Aurora Innovation, Inc., 1654 Smallman Street, Pittsburgh, Pennsylvania 15222, Attention: Investor Relations.
Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.
* * *
The board of directors does not know of any other matters to be presented at the annual meeting. If any additional matters are properly presented at the annual meeting, the persons named in the proxy will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.
It is important that your shares be represented at the annual meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as promptly as possible to ensure your vote is recorded.
THE BOARD OF DIRECTORS
Pittsburgh, Pennsylvania
April 6, 2023

Appendix A
AURORA INNOVATION, INC.
2021 EQUITY INCENTIVE PLAN
1.Purposes of the Plan. The purposes of this Plan are:
•to attract and retain the best available personnel for positions of substantial responsibility,
•to provide additional incentive to Employees, Directors and Consultants, and
•to promote the success of the Company’s business.
The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares.
2.Definitions. As used herein, the following definitions will apply:
(a)“Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.
(b)“Applicable Laws” means the legal and regulatory requirements relating to the administration of equity-based awards, including but not limited to the related issuance of shares of Common Stock, including but not limited to, under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any non-U.S. country or jurisdiction where Awards are, or will be, granted under the Plan.
(c)“Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares.
(d)“Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.
(e)“Board” means the Board of Directors of the Company.
(f)“Change in Control” means the occurrence of any of the following events:
(i)A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, (A) the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control, and (B) if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, the direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event will not be considered a Change in Control under this subsection (i). For this purpose, indirect beneficial ownership will include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or

(ii)A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or
(iii)A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such Person) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection 2(f)(iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.
Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.
Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the jurisdiction of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
(g)“Code” means the U.S. Internal Revenue Code of 1986, as amended, and all regulations, guidance, compliance programs and other interpretive authority issued thereunder.
(h)“Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or a duly authorized committee of the Board, in accordance with Section 4 hereof.
(i)“Common Stock” means the Class A common stock of the Company.
(j)“Company” means Reinvent Technology Partners Y, a Delaware corporation, or any successor thereto.
(k)“Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render bona fide services to such entity, provided the services (i) are not in connection with the offer or sale of securities in a capital-raising transaction, and (ii) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning of Form S-8 promulgated under the Securities Act, and provided, further, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form S-8 promulgated under the Securities Act.
(l)“Director” means a member of the Board.

(m)“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.
(n)“Effective Date” means the date of the consummation of the merger by and between the Company, Aurora Innovation, Inc., and certain other parties, pursuant to that certain Agreement and Plan of Merger dated July 14, 2021 (such merger, the “Merger”).
(o)“Employee” means any person, including Officers and Directors, providing services as an employee to the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.
(p)“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and all regulations, guidance and other interpretative authority issued thereunder.
(q)“Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award is increased or reduced. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.
(r)“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:
(i)If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market of The NASDAQ Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(ii)If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(iii)In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.
The determination of fair market value for purposes of tax withholding may be made in the Administrator’s discretion subject to Applicable Laws and is not required to be consistent with the determination of Fair Market Value for other purposes.
(s)“Fiscal Year” means the fiscal year of the Company.
(t)“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
(u)“Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.
(v)“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(w)“Option” means a stock option granted pursuant to the Plan.
(x)“Outside Director” means a Director who is not an Employee.
(y)“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
(z)“Participant” means the holder of an outstanding Award.
(aa)“Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine pursuant to Section 10.
(ab)“Performance Unit” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.
(ac)“Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.
(ad)“Plan” means this Aurora Innovation, Inc. 2021 Equity Incentive Plan.
(ae)“Restricted Stock” means Shares issued pursuant to an Award of Restricted Stock under Section 7 of the Plan, or issued pursuant to the early exercise of an Option.
(af)“Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.
(ag)“Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.
(ah)“Section 16(b)” means Section 16(b) of the Exchange Act.
(ai)“Section 409A” means Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and U.S. Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.
(aj)“Securities Act” means the U.S. Securities Act of 1933, as amended.
(ak)“Service Provider” means an Employee, Director or Consultant.
(al)“Share” means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.
(am)“Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 9 is designated as a Stock Appreciation Right.
(an)“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
3.Stock Subject to the Plan.
(a)Stock Subject to the Plan. Subject to the provisions of Section 14 of the Plan and the automatic increase set forth in Section 3(b) of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is (i) 385,668,219385,668,219 Shares, plus (ii) any Shares subject to stock options, restricted stock units or other awards that are assumed in the Merger (“Assumed Awards”) and that, on or after the Effective Date, expire or otherwise terminate without having been exercised or issued in full and any Assumed Awards, on or after the Effective Date, are forfeited to or repurchased by the Company, with the maximum number of Shares to be added to the Plan pursuant to clause (ii) equal to 120,692,205 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.
(b)Automatic Share Reserve Increase. Subject to the provisions of Section 14 of the Plan, the number of Shares available for issuance under the Plan will be increased on the first day of each Fiscal Year beginning with the 2022 Fiscal Year and ending with the 2031 Fiscal Year, in an amount equal to the least of (i) 120,900,000 Shares, (ii) five percent (5%) of the outstanding shares of all classes of the Company’s common stock on the last day of the immediately preceding Fiscal Year, or (iii) such number of Shares determined by the Administrator no later than the last day of the immediately preceding Fiscal Year.
(c)Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an Exchange Program, or, with respect to Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares, is forfeited to or repurchased by the Company due to failure to vest, the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares), which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Stock Appreciation Rights, only Shares actually issued (i.e., the net Shares issued) pursuant to a Stock Appreciation Right will cease to be available under the Plan; all remaining Shares under Stock Appreciation Rights will remain available for future grant or sale under the Plan (unless the Plan has terminated). Shares that actually have been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock are repurchased by the Company, or Awards of Restricted Stock Units, Performance Shares or Performance Units are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award (other than an Award of Restricted Stock) will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 14, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to Sections 3(b) and 3(c).
(d)Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.
4.Administration of the Plan.
(a)Procedure.
(i)Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.
(ii)Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.
(iii)Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.
(b)Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i)to determine the Fair Market Value;
(ii)to select the Service Providers to whom Awards may be granted hereunder;
(iii)to determine the number of Shares to be covered by each Award granted hereunder;
(iv)to approve forms of Award Agreements for use under the Plan;
(v)to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine);
(vi)to institute and determine the terms and conditions of an Exchange Program;
(vii)to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;
(viii)to prescribe, amend and rescind rules and regulations and adopt sub-plans relating to the Plan, including rules, regulations and sub-plans for the purposes of facilitating compliance with foreign laws, easing the administration of the Plan and/or taking advantage of tax-favorable treatment for Awards granted to Service Providers outside the U.S., in each case as the Administrator may deem necessary or advisable;
(ix)to modify or amend each Award (subject to Section 15(c) and Section 19 of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option (subject to Section 6(b) of the Plan regarding Incentive Stock Options and Section 15(c) of the Plan);
(x)to allow Participants to satisfy tax withholding obligations in such manner as prescribed in Section 15 of the Plan;
(xi)to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;
(xii)to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award; and
to make all other determinations deemed necessary or advisable for administering the Plan.
(c)Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards and will be given the maximum deference permitted by Applicable Laws.
5.Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.
6.Stock Options.
(a)Limitations. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate fair market value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as

Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The fair market value of the Shares will be determined as of the time the Option with respect to such Shares is granted.
(b)Term of Option. The term of each Option will be stated in the Award Agreement. In the case of an Incentive Stock Option, the term will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.
(c)Option Exercise Price and Consideration.
(i)Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:
(1)In the case of an Incentive Stock Option
(A)    granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.
(B)    granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
(2)In the case of a Nonstatutory Stock Option, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
(3)Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.
(ii)Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.
(iii)Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (1) cash; (2) check; (3) promissory note, to the extent permitted by Applicable Laws; (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (5) consideration received by the Company under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (6) by net exercise; (7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (8) any combination of the foregoing methods of payment.
(d)Exercise of Option.
(i)Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.
An Option will be deemed exercised when the Company receives: (i) a notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable tax withholdings). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.
Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.
(ii)Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
(iii)Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
(iv)Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided the Administrator has permitted the designation of a beneficiary and provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If the Administrator has not permitted the designation of a beneficiary or if no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(v)Tolling Expiration. A Participant’s Award Agreement may also provide that:
(1)if the exercise of the Option following the termination of Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would result in liability under Section 16(b), then the Option will terminate on the earlier of (A) the expiration of the term of the Option set forth in the Award Agreement, or (B) the tenth (10th) day after the last date on which such exercise would result in liability under Section 16(b); or
(2)if the exercise of the Option following the termination of the Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option will terminate on the earlier of (A) the expiration of the term of the Option or (B) the expiration of a period of thirty (30)-day period after the termination of the Participant’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.
7.Restricted Stock.
(a)Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.
(b)Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.
(c)Transferability. Except as provided in this Section 7 or the Award Agreement, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.
(d)Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.
(e)Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.
(f)Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.
(g)Dividends and Other Distributions. Except as otherwise provided in this Section 7(g), during the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid. If any such dividends or distributions are paid in cash, they shall not be paid unless and until the Period of Restriction has been satisfied for the Shares with respect to which they are paid.
(h)Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

8.Restricted Stock Units.
(a)Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units under the Plan, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.
(b)Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion.
(c)Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.
(d)Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may only settle earned Restricted Stock Units in cash, Shares, or a combination of both.
(e)Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.
9.Stock Appreciation Rights.
(a)Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.
(b)Number of Stock Appreciation Rights. The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Service Provider.
(c)Exercise Price and Other Terms. The per share exercise price for the Shares to be issued pursuant to exercise of a Stock Appreciation Right will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.
(d)Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.
(e)Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6(b) relating to the maximum term and Section 6(d) relating to exercise also will apply to Stock Appreciation Rights.
(f)Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i)The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times
(ii)The number of Shares with respect to which the Stock Appreciation Right is exercised.
At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.
10.Performance Units and Performance Shares.
(a)Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.
(b)Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.
(c)Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units or Performance Shares that will be paid out to the Service Providers. The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.” Each Award of Performance Units or Performance Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.
(d)Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units or Performance Shares will be entitled to receive a payout of the number of Performance Units or Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit or Performance Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit or Performance Share.
(e)Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units or Performance Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units or Performance Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units or Performance Shares at the close of the applicable Performance Period) or in a combination thereof.
(f)Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units or Performance Shares will be forfeited to the Company, and again will be available for grant under the Plan.
11.Outside Director Limitations. No Outside Director may be paid, issued, or granted, in any Fiscal Year, cash compensation and equity awards (including any Awards issued under this Plan) with an aggregate value (the value of which will be based on their grant date fair value determined in accordance with U.S. generally accepted accounting principles) that, in the aggregate, exceed $750,000, increased to $1,000,000 in connection with his or her initial service. Any Awards or other compensation paid or provided to an individual for his or her services as an Employee, or for his or her services as a Consultant (other than as an Outside Director), will not count for purposes of the limitation under this Section 11.

12.Leaves of Absence/Transfer Between Locations. The vesting of Awards during a leave of absence will be treated in accordance with the Company’s then-current leave of absence policy in effect at the time of grant, or as agreed upon by the Participant as a condition for the Company’s approval of such leave. A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.
13.Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.
14.Adjustments; Dissolution or Liquidation; Merger or Change in Control.
(a)Adjustments. In the event that any extraordinary dividend or other extraordinary distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will proportionately adjust the number and class of shares of stock that may be delivered under the Plan and/or the number, class, and price of shares of stock covered by each outstanding Award, and the numerical Share limits in Sections 3 and 11 of the Plan.
(b)Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such dissolution or liquidation. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.
(c)Change in Control. In the event of a merger of the Company with or into another corporation or other entity or a Change in Control, each outstanding Award will be treated as the Administrator determines (subject to the provisions of the following paragraph) without a Participant’s consent, including, without limitation, that (i) Awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to a Participant, that the Participant’s Awards will terminate upon or immediately prior to the consummation of such merger or Change in Control (including the termination of unvested Awards without consideration); (iii) outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon consummation of such merger or Change in Control, and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of such merger or Change in Control; (iv) (A) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment), or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion; or (v) any combination of the foregoing. In taking any of the actions permitted under this subsection 14(c), the Administrator will not be obligated to treat all Awards or Participants, all Awards held by a Participant, or all Awards of the same type, similarly in the transaction.
Notwithstanding anything in this Section 14(c) to the contrary, if a payment under an Award Agreement is subject to Section 409A and if the change in control definition contained in the Award

Agreement does not comply with the definition of “change of control” for purposes of a distribution under Section 409A, then any payment of an amount that is otherwise accelerated under this Section will be delayed until the earliest time that such payment would be permissible under Section 409A without triggering any penalties applicable under Section 409A.
(d)Outside Director Awards. In the event of a Change in Control, with respect to Awards granted to an Outside Director, the Outside Director will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares which would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, unless specifically provided otherwise under the applicable Award Agreement or other written agreement between the Participant and the Company or any of its Subsidiaries or Parents, as applicable.
15.Tax.
(a)Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any tax withholding obligations are due, the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy U.S. federal, state, or local taxes, non-U.S. taxes, or other taxes (including the Participant’s FICA or other social insurance contribution obligation) required to be withheld with respect to such Award (or exercise thereof).
(b)Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, check or other cash equivalents, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a fair market value equal to the minimum statutory amount required to be withheld or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion, (c) delivering to the Company already-owned Shares having a fair market value equal to the minimum statutory amount required to be withheld or such greater amount as the Administrator may determine, in each case, provided the delivery of such Shares will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion, (d) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld, or (e) any combination of the foregoing methods of payment. The fair market value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.
(c)Compliance With Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan will be construed and interpreted in accordance with such foregoing intent. Notwithstanding anything in the Plan or any Award Agreement to the contrary, the Administrator may, without a Participant’s consent, amend this Plan or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and retroactive actions) as are necessary or appropriate to preserve the intended tax treatment of Awards, including any such actions intended to (A) exempt this Plan or any Award from Section 409A, or (B) comply with Section 409A, including regulations, guidance, compliance programs and other interpretative authority that may be issued after an Award’s grant date. Each amount to be paid or benefit to be provided under this Plan shall be construed as a separate identified payment for purposes of Section 409A. In no event will the Company or any of its Parent or Subsidiaries have (A) any obligation under the terms of this Plan to reimburse, indemnify, or hold harmless a Participant for any taxes, interest or penalties imposed, or other costs incurred, as a result of Section 409A or (B) have liability to any Participant or any other person if any Award, compensation or other benefits under the Plan are determined to constitute noncompliant “nonqualified deferred compensation” subject to taxes, penalties or interest under Section 409A.

(i)Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” required to be made under an Award to a “specified employee” (as defined under Section 409A and as the Administrator determines) due to his or her “separation from service” will, to the extent necessary to avoid taxes under Section 409A(a)(2)(B)(i) of the Code, be delayed for the six-month period immediately following such “separation from service” (or, if earlier, until the specified employee’s death) and will instead be paid (as set forth in the Award Agreement) on the day immediately following such six-month period or as soon as administratively practicable thereafter (without interest). Any payments of “nonqualified deferred compensation” under such Award payable more than six months following the Participant’s “separation from service” will be paid at the time or times the payments are otherwise scheduled to be made.
16.No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider, nor will they interfere in any way with the Participant’s right or the right of the Company (or any Parent or Subsidiary of the Company) to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.
17.Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.
18.Term of Plan. Subject to Section 23 of the Plan, the Plan will become effective upon the later to occur of (i) its adoption by the Board, (ii) approval by the Company’s stockholders or (iii) the Effective Date. It will continue in effect until terminated earlier under Section 19 of the Plan, but no Incentive Stock Options may be granted after 10 years from the date the Plan is adopted by the Board and Section 3(b) will operate only until the earlier of (i) the 10th anniversary of the date the Plan is adopted by the Board and (ii) the date set forth in Section 3(b).
19.Amendment and Termination of the Plan.
(a)Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.
(b)Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.
(c)Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will materially impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.
20.Conditions Upon Issuance of Shares.
(a)Legal Compliance. Shares will not be issued pursuant to an Award unless the exercise or vesting of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.
(b)Investment Representations. As a condition to the exercise or vesting of an Award, the Company may require the person exercising or vesting in such Award to represent and warrant at the time of any such exercise or vesting that the Shares are being acquired only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.
21.Inability to Obtain Authority. If the Company determines it to be impossible or impractical to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any U.S. federal or state law, any non-U.S. law, or the rules and regulations of the U.S. Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, the Company will be relieved of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.
22.Forfeiture Events.
(a)All Awards under the Plan will be subject to recoupment under any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Laws. In addition, the Administrator may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Administrator determines necessary or appropriate, including but not limited to a reacquisition right regarding previously acquired Shares or other cash or property. Unless this Section 22 is specifically mentioned and waived in an Award Agreement or other document, no recovery of compensation under a clawback policy or otherwise will be an event that triggers or contributes to any right of a Participant to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or a Subsidiary or Parent of the Company.
(b)The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but will not be limited to, termination of such Participant’s status as Service Provider for cause or any specified action or inaction by a Participant, whether before or after such termination of service, that would constitute cause for termination of such Participant’s status as a Service Provider.
23.Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.
* * *

AURORA INNOVATION, INC.
1654 SMALLMAN STREET
PITTSBURGH, PA 15222

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The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees	For	Withhold
1a. Gloria Boyland	☐	☐
1b. Dara Khosrowshahi	☐	☐
1c. Michelangelo Volpi	☐	☐

The Board of Directors recommends you vote FOR the following proposals:	For	Against	Abstain
2. Approval of amendment to the Company's 2021 Equity Incentive Plan to increase the number of shares reserved for issuance by 150,000,000 shares.	☐	☐	☐
3. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for fiscal year 2023.	☐	☐	☐

NOTE: In their discretion, each of the proxies is authorized to vote upon such other business as may properly come before the meeting or any ajournment thereof.

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Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000599911_1 R1.0.0.6

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
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AURORA INNOVATION, INC.
Annual Meeting of Stockholders
May 26, 2023 10:00 AM Pacific Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Richard Tame and Nolan Shenai, jointly and severally, as Proxies, each with the power to appoint his substitute, and hereby authorizes each or both of them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of Aurora Innovation, Inc., held of record by the undersigned on March 30, 2023, at the Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/AUR2023 on Friday, May 26, 2023, at 10:00 AM, Pacific Time, or any adjournment or postponement thereof. None of the matters to be acted upon, each of which has been proposed by Aurora Innovation, Inc., is related to or conditioned on the approval of other matters.

This proxy when properly executed will be voted in accordance with the specifications made herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3.

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Continued and to be signed on reverse side